SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934, as amended.

Filed by the registrant   [X]

Filed by a party other than the registrant  [  ]

Check the appropriate box:

Preliminary Proxy Statement [  ]

Confidential for Use of the Commission only (as permitted by Rule 14a-6(e)(2) [  ]

Definitive Proxy Statement [X]

Definitive Additional Materials  [  ]

Soliciting Material Pursuant to §§ 240.14a-12  [  ]

1-800-FLOWERS.COM, Inc.
______________________________________________________________________________________________________________________
(Name of Registrant as Specified in Its Charter)

_______________________________________________________________________________________________________________________
(Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]     No fee required.

[   ]    Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transactions applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

[  ]    Fee paid previously with preliminary materials.

[ ]
Check box if any part of the fee is offset as provided by Exchange Act Rule 240.0-11 and identify the filing for which the offsetting fee was paid previously.  Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

1-800-FLOWERS.COM, INC.

One Old Country Road
Carle Place, New York  11514

Notice of Annual Meeting of Stockholders

December 2, 2010

The Annual Meeting of Stockholders (the “Annual Meeting”) of 1-800-FLOWERS.COM, Inc. (the “Company”) will be held at One Old Country Road, Carle Place, New York 11514, Fourth Floor Conference Room (the “Meeting Place”), on Thursday, December 2, 2010 at 9:00 a.m. eastern standard time, or any adjournment thereof, for the following purposes, as more fully described in the Proxy Statement accompanying this notice:

(1)           To elect two Directors to serve until the 2013 Annual Meeting or until their respective successors shall have been duly elected and qualified;

(2)           To ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending July 3, 2011; and

(3)           To transact such other matters as may properly come before the Annual Meeting.

Only stockholders of record at the close of business on October 7, 2010 will be entitled to notice of, and to vote at, the Annual Meeting.  A list of stockholders eligible to vote at the Annual Meeting will be available for inspection at the Annual Meeting, and for a period of ten days prior to the Annual Meeting, during regular business hours at the Meeting Place.

All stockholders are cordially invited to attend the Annual Meeting in person.  Whether or not you expect to attend the Annual Meeting, your proxy vote is important.    To assure your representation at the Annual Meeting, you are urged to cast your vote, as instructed in the Notice of Internet Availability of Proxy Materials, over the Internet or by telephone as promptly as possible.  If you received a copy of the proxy materials by mail, you may sign, date and mail the proxy card in the envelope provided.  Any stockholder of record attending the Annual Meeting may vote in person, even if he or she has voted over the Internet, by telephone or returned a completed proxy card.  You may revoke your proxy at any time prior to the Annual Meeting.  If you attend the Annual Meeting and vote by ballot, your proxy will be revoked automatically and only your vote at the Annual Meeting will be counted.

By Order of the Board of Directors

/s/ Gerard M. Gallagher
                       Gerard M. Gallagher
                       Corporate Secretary
Carle Place, New York
October 22, 2010

YOUR VOTE IS EXTREMELY IMPORTANT.  YOU ARE URGED TO VOTE BY TELEPHONE OR INTERNET AS PROMPTLY AS POSSIBLE.  ALTERNATIVELY, IF YOU RECEIVED A PAPER PROXY CARD BY MAIL, YOU MAY COMPLETE, SIGN AND RETURN THE PROXY CARD BY MAIL.

1-800-FLOWERS.COM, INC.

PROXY STATEMENT

October 22, 2010

This Proxy Statement is furnished to stockholders of record of 1-800-FLOWERS.COM, Inc. (the “Company”) as of October 7, 2010 (the “Record Date”) in connection with the solicitation of proxies by the Board of Directors of the Company (the “Board of Directors” or the “Board”) for use at the Annual Meeting of Stockholders (the “Annual Meeting”) which will be held at One Old Country Road, Carle Place, New York 11514, Fourth Floor Conference Room (the “Meeting Place”), on Thursday, December 2, 2010 at 9:00 a.m. eastern standard time or any adjournment thereof.

In accordance with rules and regulations adopted by the Securities and Exchange Commission, instead of mailing a printed copy of our proxy materials to every stockholder, we are now furnishing proxy materials to our stockholders on the Internet.  If you received a Notice of Internet Availability of Proxy Materials by mail, you may not receive a printed copy of the proxy materials other than as described below.  Instead, the Notice of Internet Availability of Proxy Materials will instruct you as to how you may access and review all of the important information contained in the proxy materials.  The Notice of Internet Availability of Proxy Materials also instructs you as to how you may submit your proxy by telephone or over the Internet.  If you received a Notice of Internet Availability of Proxy Materials by mail and did not receive proxy materials by mail and would like to receive a printed copy of our proxy materials, you should follow the instructions for requesting such materials included in the Notice of Internet Availability of Proxy Materials.

The Securities and Exchange Commission’s rules permit us to deliver a single Notice or set of Annual Meeting materials to one address shared by two or more of our stockholders.  This delivery method is referred to as “householding” and can result in significant cost savings.  To take advantage of this opportunity, we have delivered only one proxy statement and annual report to multiple stockholders who share an address, unless we received contrary instructions from the impacted stockholders prior to the mailing date.  We agree to deliver promptly, upon written or oral request, a separate copy of the Notice or Annual Meeting materials, as requested, to any stockholder at the shared address to which a single copy of those documents was delivered.  If you prefer to receive separate copies of the proxy statement or annual report, contact Broadridge Financial Solutions, Inc. at 1.800.542.1061 or in writing at Broadridge, Householding Department, 51 Mercedes Way, Edgewood, New York 11717.  If you are currently a stockholder sharing an address with another stockholder and wish to receive only one copy of future Notices, proxy statements and annual reports for your household, please contact Broadridge at the above phone number or address.

Shares cannot be voted at the Annual Meeting unless the owner is present in person or by proxy.  All properly executed and unrevoked proxies in the accompanying form that are received in time for the Annual Meeting will be voted at the Annual Meeting or any adjournment thereof in accordance with instructions thereon, or if no instructions are given, will be voted “FOR” the election of the named nominees as Directors of the Company and “FOR” the ratification of the appointment of Ernst & Young LLP, as the Company’s independent registered public accounting firm, for the fiscal year ending July 3, 2011; and will be voted in accordance with the discretion of the person appointed as proxy with respect to other matters which may properly come before the Annual Meeting.  Any person giving a proxy may revoke it by written notice to the Company at any time prior to the exercise of the proxy.  In addition, although mere attendance at the Annual Meeting will not revoke the proxy, a stockholder who attends the Annual Meeting may withdraw his or her proxy and vote in person.  Abstentions and broker non-votes will be counted for purposes of determining the presence or absence of a quorum for the transaction of business at the Annual Meeting.  Abstentions will be counted in tabulations of the votes cast on each of the proposals presented at the Annual Meeting, whereas broker non-votes will not be counted for purposes of determining whether a proposal has been approved.

The Annual Report of the Company (which does not form a part of the proxy solicitation materials) is being made available on www.proxyvote.com concurrently herewith to stockholders.

The mailing address of the principal executive office of the Company is One Old Country Road, Suite 500, Carle Place, New York 11514.  It is anticipated that the Notice of Internet Availability of Proxy Materials is first being sent to stockholders on or about October 22, 2010.  The proxy statement and form of proxy relating to the 2010 Annual Meeting is first being made available to stockholders on or about October 22, 2010.
.

VOTING SECURITIES

The Company has two classes of voting securities issued and outstanding, its Class A common stock, par value $0.01 per share (the “Class A Common Stock”), and its Class B common stock, par value $0.01 per share (the “Class B Common Stock”, and together with the Class A Common Stock, the “Common Stock”), which generally vote together as a single class on all matters presented to the stockholders for their vote or approval.  At the Annual Meeting, each stockholder of record at the close of business on October 7, 2010 of Class A Common Stock will be entitled to one vote for each share of Class A Common Stock owned on that date as to each matter presented at the Annual Meeting and each stockholder of record at the close of business on October 7, 2010 of Class B Common Stock will be entitled to ten votes for each share of Class B Common Stock owned on that date as to each matter presented at the Annual Meeting.  On October 7, 2010, 27,044,358 shares of Class A Common Stock and 36,858,465 shares of Class B Common Stock were outstanding.  A list of stockholders eligible to vote at the Annual Meeting will be available for inspection at the Annual Meeting, and for a period of ten days prior to the Annual Meeting, during regular business hours at the Meeting Place.

METHODS OF VOTING

Stockholders can vote in person at the Annual Meeting or by proxy.  There are three ways to vote by proxy:

• By Telephone -- You can vote by telephone by calling 1.800.690.6903

• By Internet -- You can vote over the Internet at www.proxyvote.com by following the instructions on the proxy card; or

• By Mail -- If you received your proxy materials by mail, you can vote by mail by signing, dating and mailing the enclosed proxy card.

Telephone and Internet voting facilities for stockholders of record will be available 24 hours a day and will close at 11:59 p.m. (EDT) on December 1, 2010.

PROPOSAL 1

ELECTION OF DIRECTORS

Unless otherwise directed, the persons appointed in the accompanying form of proxy intend to vote at the Annual Meeting “FOR” the election of the nominees named below as Class II Directors of the Company to serve until the 2013 Annual Meeting or until their successors are duly elected and qualified.  If any nominee is unable to be a candidate when the election takes place, the shares represented by valid proxies will be voted in favor of the remaining nominee.  The Board of Directors does not currently anticipate that any of the nominees will be unable to be a candidate for election.

Pursuant to the Company’s Third Amended and Restated Certificate of Incorporation, the Board of Directors has been divided into three classes, denominated Class I, Class II and Class III, with members of each class holding office for staggered three-year terms or until their respective successors are duly elected and qualified.  The Board of Directors currently consists of nine members, three of whom are Class II Directors and each of whose term expires at the Annual Meeting.  Each of such Class II Directors, except for Ms. Jan L. Murley, is a nominee for election.  Ms. Murley has opted not to stand for re-election due to her loss of independent director status as a result of her service to the Company as Interim President, Consumer Floral Brand.  The Board of Directors does not currently have a replacement for Ms. Murley, and the Board of Directors will consist of eight directors after the Annual Meeting.  The nominees for Class II Directors are Messrs. John J. Conefry, Jr. and Leonard J. Elmore.   The Class III Directors are Messrs. James F. McCann, Christopher G. McCann and Larry Zarin, whose terms expire at the 2011 Annual Meeting.   The Class I Directors are Messrs. Lawrence Calcano, James Cannavino and Jeffrey C. Walker, whose terms expire at the 2012 Annual Meeting.  At each Annual Meeting, the successors to the Directors whose terms have expired are elected to serve from the time of their election and qualification until the third Annual Meeting following their election or until a successor has been duly elected and qualified.  The Company’s Third Amended and Restated Certificate of Incorporation authorizes the removal of Directors under certain circumstances.

The affirmative vote of a plurality of the Company’s outstanding common stock present in person or by proxy at the Annual Meeting is required to elect the nominees for Directors.

Information Regarding Nominees for Election as Directors (Class II Directors)

The following information with respect to the principal occupation or employment, other affiliations and business experience of each of the three nominees during the last five years has been furnished to the Company by such nominee.

John J. Conefry, Jr., age 66, has been a Director of the Company since October 2002.  Mr. Conefry is Vice Chairman of the Board of Directors of Astoria Financial Corporation and its wholly-owned subsidiary, Astoria Federal Savings, since September 1998.  He formerly served as the Chairman of the Board and CEO of Long Island Bancorp and The Long Island Savings Bank from September 1993 until September 1998.  Prior thereto, Mr. Conefry was a Senior Vice President of Merrill Lynch, Pierce, Fenner & Smith, Inc., where he served in various capacities, including Chief Financial Officer.  Mr. Conefry was a partner in the public accounting firm of Deloitte & Touche, LLP (formerly, Deloitte Haskins & Sells).  Mr. Conefry serves on the board of St. Vincent’s Services and Wheel Chair Charities, Inc., among others.

As a result of Mr. Conefry’s professional experience, Vice Chairman position at Astoria and tenure on our Board of Directors, he provides the Board with financial expertise, experience in risk management and executive managerial experience.  Mr. Conefry qualifies as an audit committee financial expert and is financially sophisticated within the meaning of the NASDAQ Stock Market Rules.  We believe these experiences, qualifications, attributes and skills qualify him to serve as a member of our Board of Directors.

Leonard J. Elmore, age 58, has been a Director of the Company since October 2002.  Mr. Elmore has been the Chief Executive Officer of iHoops, the official youth basketball initiative of the NCAA and NBA since May, 2010 and served as a Board Member from its inception in April, 2009 until May, 2010.  Prior to joining iHoops, he was a Partner with the law firm of Dreier LLP in its New York City headquarters from September 2008 until February 2009.  Prior to his employment with Dreier LLP in September, 2008, Mr. Elmore served as Senior Counsel with Dewey & LeBoeuf from October 2004 until March 2008. Prior thereto, Mr. Elmore served as the President of Test University, a leading provider of internet-delivered learning solutions for pre-college students, from 2001 to 2003.  Mr. Elmore has served on the Board of Directors of Lee Enterprises, Inc. since February, 2007 and is currently a member of their Audit Committee.  Mr. Elmore continues to fulfill his commitment to public service as a Trustee on the University of Maryland Board of Trustees, and a Commissioner on the John and James L. Knight Foundation’s Knight Commission on Intercollegiate Athletics.

Mr. Elmore's career has spanned many different sectors from the diverse public service sectors to  law firm experience.  He provides the Board a wealth of business strategy, operational and management experience. We believe these experiences, qualifications, attributes and skills qualify him to serve as a member of our Board of Directors.

THE BOARD RECOMMENDS THAT THE STOCKHOLDERS VOTE FOR THE ELECTION OF MESSRS. CONEFRY AND ELMORE AS CLASS II DIRECTORS TO SERVE IN SUCH CAPACITY UNTIL THE 2013 ANNUAL MEETING.

INFORMATION REGARDING DIRECTORS WHO ARE NOT NOMINEES FOR ELECTION AT THIS ANNUAL MEETING

The following information with respect to the principal occupation or employment, other affiliations and business experience during the last five years of each Director who is not a nominee for election at this Annual Meeting has been furnished to the Company by such Director.

Lawrence Calcano, age 47, has been a Director of the Company since December 2007.  Mr. Calcano is the Chairman and Chief Executive Officer of Bite Tech, Inc., a technology company devoted to improving human performance and optimal health through the creation of drug-free performance mouthwear, since January, 2010.  He was the founder and Chief Executive Officer of Calcano Capital Advisors, Inc., an advisory and investment firm focusing on the broad technology industry, established in June 2007 until January 2010. From 1990 to June 2007, Mr. Calcano was employed by Goldman, Sachs & Co, most recently serving as the co-head of the firm’s Global Technology Banking Group from 2002 until June 2007 and as the Co-COO of that group from 1997 to 2002.  Mr. Calcano was previously a Director of the Company from July 1999 to December 2003.

Mr. Calcano’s knowledge of the technology industry and investment and transactional experience across all of the sub-sectors of technology, including software, the internet, communications equipment, service and semiconductors, having worked on many transactions within all of these sectors provides the Board with valuable knowledge and insight in the areas of e-commerce and technology as well as operational experience gained in his executive level positions at Goldman, Sachs & Co.  We believe these experiences, qualifications, attributes and skills qualify him to serve as a member of our Board of Directors.

James Cannavino, age 66, has been a Director of the Company since June 2007.  Mr. Cannavino has been Chairman of the Board of Direct Insite since 2000 and was appointed Chief Executive Officer in December 2002.  Direct Insite is a global provider of financial supply chain automation across procure-to-pay and order-to cash business processes.  From September 1997 through April 2000, he was elected non-executive Chairman of Softworks, Inc. (a wholly owned subsidiary of Direct Insite, formerly Computer Concepts), which went public and was later sold to EMC.  Mr. Cannavino was also the Chief Executive Officer and Chairman of the Board of Directors of Cybersafe, Inc., a company specializing in network security.  Prior to Cybersafe, Mr. Cannavino was hired as President and Chief Operating Officer of Perot Systems Corporation.  In 1996 he was elected to serve as Chief Executive Officer through July 1997.  Mr. Cannavino presently serves on the Boards of the National Center for Missing and Exploited Children and The International Center for Missing and Exploited Children.  He is the immediate past Chairman of the Board of Marist College in Poughkeepsie, New York and continues to serve on that board.

Prior to Perot Systems, Mr. Cannavino worked at IBM in a career that spanned thirty years beginning in 1963.  Mr. Cannavino’s numerous years of experience in executive level positions in the technology industry provides the Board with a wealth of valuable insight and knowledge regarding business strategy, operational and management experience in the technology industry.  We believe these experiences, qualifications, attributes and skills qualify him to serve as a member of our Board of Directors.

James F. McCann, age 59, has served as the Company’s Chairman of the Board and Chief Executive Officer since inception.  Mr. McCann has been in the floral industry since 1976 when he began a retail chain of flower shops in the New York metropolitan area.  Mr. McCann is a member of the Board of Directors of Lottomatica S.p.A. and Willis Holdings Group and serves as a member of the Compensation Committee for each company.  James F. McCann is the brother of Christopher G. McCann, a Director and the President of the Company.

As the Company’s Chairman of the Board and Chief Executive Officer since inception Mr. J. McCann brings to the Board his deep understanding of the Company’s strategic business goals and extensive experience with both Company and industry-specific opportunities and challenges.  Mr. J. McCann’s service on other public company boards of directors and their Compensation Committees provide the Board with valuable board-level experience.  We believe these experiences, qualifications, attributes and skills qualify him to serve as a member of our Board of Directors.

Christopher G. McCann, age 49, has been the Company’s President since September 2000 and prior to that had served as the Company’s Senior Vice President.  Mr. C. McCann has been a Director of the Company since inception.  Mr. C. McCann is a member of the Board of Trustees of Marist College.  Mr. C. McCann was a member of the Board of Directors for Bluefly, Inc. from 2005 until 2008 and Neoware, Inc. from 1998 until 2007.  Christopher G. McCann is the brother of James F. McCann, the Company’s Chairman of the Board and Chief Executive Officer.

Due to Mr. C. McCann’s various positions within the Company over the course of 20+ years, he brings to the Board a unique insight into the day-to-day operations of the Company and its subsidiaries as well as its strategic vision.  In addition, his service on other public company boards of directors provide the Board with valuable board-level experience. We believe these experiences, qualifications, attributes and skills qualify him to serve as a member of our Board of Directors.

Jan L. Murley, age 59, has been a Director of the Company since February 2007.  Ms. Murley served as Interim President for the Company’s Consumer Floral business segment from September 15, 2008 until April 23, 2010.  From June 30, 2008 to September 15, 2008, she rendered marketing consulting services to the Company. Ms. Murley has served as a consultant to Kohlberg Kravis Roberts & Co. (KKR) (a private equity firm) since November 2006.  From October 2003 to July 2006, Ms. Murley was Chief Executive Officer and a Director of The Boyds Collection, Ltd. (a publicly traded designer and manufacturer of gifts and collectibles), which was majority-owned by KKR.  Boyds filed for bankruptcy under Chapter 11 of the US Bankruptcy Code in October 2005 and emerged from Chapter 11 in June 2006 as a private company.  Prior to that, she was group Vice President - Marketing of Hallmark Cards, Inc. (a publisher of greeting cards and related gifts) from 1999 to 2002.  Previously, Ms. Murley was employed by Procter & Gamble for more than 20 years, with her last position being Vice President for skin care and personal cleansing products.  Ms. Murley has been a Director of The Clorox Company since November 2001 and serves as a member of its Audit and Nominating and Governance Committees.  She also has been a Director of Qwest Communications since December 2007 and serves as a member of its Human Resource and Compensation Committee.

Ms. Murley’s service on other boards of directors and their audit, governance and compensation  committees thereof provide the Board with valuable board-level experience. She also brings to the Board her experience as Chief Executive Officer of a publicly traded company and Vice President of Marketing of a company in the gifting sector.    We believe these experiences, qualifications, attributes and skills qualify her to serve as a member of our Board of Directors

Jeffrey C. Walker, age 55, has been a Director of the Company since February 1995.  Immediately prior to his retirement in December 2007, Mr. Walker served as the Chairman of CCMP Capital Advisors, LLC, a private equity firm, from August 2006.  Prior thereto and from 1988 he was the Managing Partner of JPMorgan Partners, the private equity group of J.P. Morgan Chase & Co. and a General Partner thereof from 1984.  He was also a vice chairman of J.P. Morgan Chase & Co.  Mr. Walker is the Chairman of Millennium Promise, a non-profit organization dedicated to ending extreme poverty, hunger and disease and is an Executive in Residence at the Harvard Business School.  Mr. Walker is also a Director of several private companies.

Mr. Walker has extensive financial expertise, corporate governance and risk management experience.  He has extensive experience with the strategic and operational challenges of leading a company and a division of a global company.   We believe these experiences, qualifications, attributes and skills qualify him to serve as a member of our Board of Directors.

Larry Zarin, age 56, has been a director of the Company since March 2009.  Mr. Zarin is Senior Vice President and Chief Marketing Officer for Express Scripts, a Fortune 500 company whose goal is to make the use of prescription drugs safer and more affordable. He joined Express Scripts in 1996 as President of Express Scripts Vision, a subsidiary.   He remained with the subsidiary until the sale of the company in 1998, when he then joined the Express Scripts parent company.  During his tenure at Express Scripts, he has taken a leading role in the successful integration of the company’s numerous major acquisitions, including ValueRx, Diversified Pharmaceutical Services, NPA, CuraScript and Priority Healthcare.  Before joining Express Scripts Vision, Mr. Zarin headed a St. Louis consulting firm.  Mr. Zarin is also a Director of several not-for-profit organizations.

Mr. Zarin has extensive product and brand marketing and business leadership skills from his career at Express Scripts.  He also has experience overseeing and integrating merger and acquisition transactions at an executive level.  We believe these experiences, qualifications, attributes and skills qualify him to serve as a member of our Board of Directors.

Board Leadership Structure

Mr. J. McCann serves as both our Chairman of the Board and our Chief Executive Officer.  The Board has no policy that requires the combination or separation of the roles of Chairman and Chief Executive Officer.  At this time, the Board believes that Mr. J. McCann is the director best suited to serve as Chairman of the Board.  As the founder of the Company, he is most familiar with the Company’s business and industry.  He is uniquely situated to identity strategic priorities and to lead the Board in discussions regarding strategy and business planning and operations.  The Board believes that Mr. J. McCann’s dual role allows for a unified leadership and direction for the Board and the Company's executive management team.  In addition, his service on the other public company boards of directors and their Compensation Committees provide the Board with valuable board-level experience. The Company does not currently have a lead independent director.

Board Oversight of Risk Management

The Board of Directors, as a whole and through its committees, oversees the Company’s risk management process, including operational, financial, legal, strategic, marketing and brand reputation risks.  The Audit Committee assists the Board in the oversight of the risk management process.  In addition, the Board is guided by management presentations at Board meetings and throughout the fiscal year that serve to provide visibility to the Board about the identification, evaluation and management of risks the Company is facing as well as how to mitigate such risks.

Information about the Board and its Committees

Each of our Directors, other than Messrs. James F. McCann and Christopher G. McCann and Ms. Jan L. Murley, qualifies as an “independent director” as defined under the published listing requirements of the NASDAQ Stock Market.  The NASDAQ independence definition includes a series of objective tests.  For example, an independent director may not be employed by us and may not engage in certain types of business dealings with the Company.  In addition, as further required by NASDAQ rules, the Board has made a subjective determination as to each independent Director that no relationship exists which, in the opinion of the Board, would interfere with the exercise of independent judgment in carrying out the responsibilities of a Director.  In making these determinations, the Board reviewed and discussed information provided by the Directors and by the Company with regard to each Director’s business and personal activities as they may relate to the Company and the Company’s management.  In addition, as required by NASDAQ rules, the Board determined that the members of the Audit Committee each qualify as “independent” under special standards established by NASDAQ and the U.S. Securities and Exchange Commission (the “Commission”) for members of audit committees.  The Board does not have a formal policy with respect to diversity.  The Board and Nominating and Corporate Governance Committee believe that it is critical for the Directors  to have varying points of view, with a broad spectrum of experience, education, skills, backgrounds professional and life experience that when viewed as the collective group, provide an ample blend of perspectives to allow the Board to fulfill its duties to the long-term interests of the Company’s shareholders.

The table below provides current membership and meeting information for each of the Board committees for Fiscal 2010.

Current Membership:

Directors	Audit Committee	Compensation Committee	Nominating and Corporate Governance Committee	Secondary Compensation Committee
James F. McCann				X
Christopher G. McCann
Jeffrey C. Walker	X	X*
Lawrence Calcano	X		X
Jan L. Murley
John J. Conefry, Jr.	X*		X
Leonard J. Elmore			X*
James Cannavino Larry Zarin		X X
Total Meetings in Fiscal 2009	5	4	1	4

*	Committee Chairperson

Audit Committee

The Audit Committee of the Board of Directors reports to the Board regarding the appointment of the Company’s independent registered public accountants, the scope and results of its annual audits, compliance with accounting and financial policies and management’s procedures and policies relative to the adequacy of internal accounting controls.  The Company’s Board of Directors adopted a written charter for the Audit Committee in January 2000, as amended in August 2003, which outlines the responsibilities of the Audit Committee.  A current copy of the charter of the Audit Committee is available on our website located at www.1800flowers.com under the Investor Relations section of the website.

Each member of the Audit Committee is “financially literate” as required by NASDAQ rules.  The Audit Committee also includes at least one member, John J. Conefry, Jr., who was determined by the Board to meet the qualifications of an “audit committee financial expert” in accordance with commission rules and to meet the qualifications of “financial sophistication” in accordance with NASDAQ rules.  Stockholders should understand that these designations related to our Audit Committee members’ experience and understanding with respect to certain accounting and auditing matters and do not impose upon any of them any duties, obligations or liabilities that are greater than those generally imposed on a member of the Audit Committee or of the Board.

Compensation Committee

The Compensation Committee of the Board of Directors establishes the Company’s compensation philosophy and makes a final determination on all forms of compensation to be provided to the Company’s Section 16 Executive Officers (“Executive Officers”), including base salary and the provisions of the Sharing Success Program under which annual incentive compensation may be awarded.  In addition, the Compensation Committee administers the Company’s 2003 Long Term Incentive and Share Award Plan (“2003 Plan”) under which option grants, stock appreciation rights, restricted awards, performance awards and equity awards may be made to Directors, officers, employees of, and consultants to, the Company and its subsidiaries.  See “Named Executive Officer Compensation—Compensation Discussion and Analysis—Sharing Success Program and Long-Term Incentive Equity Awards.”  The Board of Directors has authorized a Secondary Committee of the Compensation Committee (the “Secondary Committee”), which consists of Mr. James F. McCann, to also review awards for all of the Company’s employees, other than its Executive Officers.  The Compensation Committee also makes recommendations to the Board of Directors regarding Director’s compensation.  The Company’s Board of Directors adopted a written charter for the Compensation Committee in June 2003, which outlines the responsibilities of the Compensation Committee.  All of the members of the Company’s compensation committee are independent directors and have never been employees of the Company.  A current copy of the charter of the Compensation Committee is available on our web site located at www.1800flowers.com under the Investor Relations section of the website.

Nominating and Corporate Governance Committee

    The Nominating and Corporate Governance Committee is responsible for the oversight of the evaluation of the Board of Directors, including its size and composition; it reviews and reassesses the adequacy of corporate governance guidelines and practices and develops and recommends to the Board the Company’s corporate governance guidelines and practices; and identifies and evaluates individuals qualified to become Board members and recommends to the Board, Director nominees for election and re-election.  The Nominating and Corporate Governance Committee will consider recommendations for prospective nominees for the Board from other members of the Board, management and others, including Stockholders, and may employ third-party search firms.  The Company’s Board of Directors adopted a written charter for the Nominating and Corporate Governance Committee in June 2003, which outlines the responsibilities of the Committee.  A current copy of the charter of the Nominating and Corporate Governance Committee is available on our website located at www.1800flowers.com under the Investor Relations section of the website.

Compensation Committee Interlocks and Insider Participation

No interlocking relationships exist between the Board of Directors or the Compensation Committee and the Board of Directors or the compensation committee of any other company, nor has any such interlocking relationship existed in the past.  No member of the Compensation Committee was an officer or employee of the Company at any time during Fiscal 2010.

Communication with Board of Directors

    The Nominating and Corporate Governance Committee, on behalf of the Board, reviews letters from stockholders concerning the Company’s Annual Meeting of Stockholders and governance process, including recommendations of director candidates, and makes recommendations to the Board based on such communications.  Stockholders can send communications to the Board and to the non-management Directors by mail in care of the Corporate Secretary at One Old Country Road, Suite 500, Carle Place, NY 11514, Attention:  Gerard M. Gallagher, and should specify the intended recipient or recipients.  All such communications, other than unsolicited commercial solicitations or communications will be forwarded to the appropriate Director or Directors for review.  Any such unsolicited commercial solicitation or communication not forwarded to the appropriate Director or Directors will be available to any non-management Director who wishes to review it.

Attendance at Meetings

    During Fiscal 2010, the Board of Directors held four meetings and acted by unanimous written consent on four occasions.  During Fiscal 2010, all incumbent Directors attended at least 75 % of the meetings of the Board of Directors and the meetings held by all committees of the Board of which they were a member. We expect the Directors to attend the Annual Meeting; all incumbent Directors attended last year’s Annual Meeting of the Stockholders.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934 (“Exchange Act”) requires our Executive Officers and Directors, and persons who own more than 10% of a registered class of our equity securities, to file reports of ownership and changes in ownership with the Commission.  Executive Officers, Directors, and greater than 10% stockholders are required by Commission regulations to furnish us with copies of all reports they file pursuant to Section 16(a).  Based on a review of the copies of such reports furnished to us, we believe that all Section 16(a) filing requirements applicable to our Executive Officers, Directors and greater than 10% stockholders have been satisfied

Compensation of Directors

Director	Annual Cash Retainer ($)	Committee Meeting Fees ($)	Committee Chairman Fees ($)	Fees Earned or Paid in Cash (1) ($)	Stock Awards ($)	Option Awards (2) ($)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
Lawrence Calcano	12,500	13,500	0	26,000	0	13,977	0	0	0	39,977
James Cannavino	12,500	12,000	0	24,500	0	13,977	0	0	0	38,477
John J. Conefry, Jr.	12,500	17,500	10,000	40,000	0	13,977	0	0	0	53,977
Leonard J. Elmore	12,500	8,500	5,000	26,000	0	13,977	0	0	0	39,977
Jan L. Murley	12,500	10,000	0	22,500	0	13,977	0	0	0	36,477
Jeffrey C. Walker Larry Zarin	12,500 12,500	17,000 10,500	5,000 0	34,500 23,000	0 0	13,977 13,977	0 0	0 0	0 0	48,477 36,977

(1)	Total Fees Earned or Paid in Cash combines the amounts in the three preceding columns.

(2)
Options awards reflect the aggregate grant date fair value of options granted in fiscal 2010 calculated using the closing price of our common stock on the date of grant.  For a more detailed discussion of the valuation methodology and assumptions used to calculate fair value, see in Note 12, "Stock Based Compensation" in the Notes to the Consolidated Financial Statements in the Company's Annual Report on Form 10-K for the fiscal year ended June 27, 2010. Each director named above who chose to receive option awards, received a grant on December 3, 2009, the date of the Company's Annual Shareholder's Meeting, of 10,000 options with a grant date fair value of $13,977, based on the closing price of our common stock on that date of $2.44. Options awards granted to members of the Company's Board of Directors immediately vested upon grant. As of the end of fiscal 2010:

(a)	Mr. Calcano has 40,000 option awards outstanding
(b)	Mr. Cannavino has 30,000 option awards outstanding
(c)	Mr. Conefry has 55,000 option awards outstanding
(d)	Mr. Elmore has 75,000 option awards outstanding
(e)	Ms. Murley has 10,000 option awards outstanding
(f)	Mr. Walker has 20,000 option awards outstanding
(g)	Mr. Zarin has 10,000 options awards outstanding

In fiscal 2010, non-employee members of the Company's Board of Directors received the following compensation:

*	An annual retainer of $12,500 paid to Board Members on the date of the Annual Meeting.
*
A per meeting fee (Board or Committee) of $2,500 for personal attendance and a per meeting fee (Board or Committee) of $1,000 for telephonic attendance, excluding Committee meetings held on the same day as a meeting of the full Board.

*
An annual retainer of $5,000 for each Board Committee Chairperson, except for the Audit Committee Chairperson who receives an annual retainer of $10,000.  These retainers are paid on the date of the Annual Meeting

*
An annual award of 10,000 options, or, in lieu thereof, the equivalent number of RSA’s based upon a 4 to 1 ratio between options and RSA’s.  Such options and shares, which are granted on the date of the Annual Meeting, vest immediately.

(3)
Compensation information on James F. McCann and Christopher G. McCann, who are Directors, as well as Executive Officers of the Company, is contained under the section titled “Executive Compensation and Other Information—Summary Compensation Table”

EXECUTIVE COMPENSATION AND OTHER INFORMATION

The following individuals were serving as Executive Officers of the Company on October 7, 2010:

Name	Age	Position with the Company
James F. McCann	59	Chairman of the Board and Chief Executive Officer
Christopher G. McCann	49	Director and President, 1-800-Flowers.com, Inc. and President, Floral Group
William E. Shea	51	Senior Vice President, Treasurer, Chief Financial Officer
Gerard M. Gallagher	57	General Counsel, Senior Vice President of Business Affairs, Corporate Secretary
Stephen J. Bozzo	55	Senior Vice President and Chief Information Officer
David Taiclet Mark L. Nance	47 60	President, Gourmet Food & Gift Baskets President, BloomNet

Information Concerning Executive Officers Who Are Not Directors

William E. Shea has been our Senior Vice President, Treasurer and Chief Financial Officer since September 2000.  Before holding his current position, Mr. Shea was our Vice President of Finance and Corporate Controller after joining us in April 1996.  From 1980 until joining us, Mr. Shea was a certified public accountant with Ernst & Young LLP.

Gerard M. Gallagher has been our General Counsel, Senior Vice President of Business Affairs and Corporate Secretary since August 1999 and has been providing legal services to the Company since its inception.  Mr. Gallagher is the founder and a managing partner in the law firm of Gallagher, Walker, Bianco and Plastaras, LLP based in Mineola, New York, specializing in corporate, litigation and intellectual property matters since 1993.  Mr. Gallagher is duly admitted to practice before the New York State Courts and the United States District Courts of both the Eastern District and Southern District of New York.

Stephen J. Bozzo has been our Senior Vice President, Chief Information Officer since May 2007.  Prior to joining the Company, Mr. Bozzo served as Chief Information Officer for the International Division of MetLife Insurance Company from 2001.  Mr. Bozzo’s business background includes senior executive positions at Bear Stearns Inc. as Managing Director Principle, AIG as Senior Vice President Telecommunications and Technical Services and Chase Manhattan Bank, where he was Senior Vice President Global Telecommunications.

David Taiclet has been our President of Gourmet Food & Gift Baskets since September 2008 and prior to that served as Chief Executive Officer of Fannie May Confections Brands, Inc. from May 2006, upon our acquisition of the Company.  Prior thereto and commencing in 1995, Mr. Taiclet was a co-Founder of a business that ultimately became known as Fannie May Confections Brands, Inc. (formerly Alpine Confections, Inc), a multi-branded and multi-channel retailer, manufacturer, and distributor of confectionery and specialty food products.  From May 1991 to January 1995, Mr. Taiclet served in a variety of management positions with Cargill, Inc., including in the Strategy and Business Development Group.  Cargill, Inc. is an international marketer, processor and distributor of food, financial and industrial products.  Mr. Taiclet also served four years of active duty in the U.S. Army, attaining the rank of Captain.

Mark L. Nance has been President of BloomNet since August 2006.  Before holding his current position, Mr. Nance was a Senior Vice President, Sales and Marketing for BloomNet after joining us in December 2004.  Before joining us, Mr. Nance was an Executive Vice President and General Manager with Teleflora, LLC from November 2000 until June 2004 and held various senior level positions at American Floral Services, Inc. from 1983 to 2000.

Compensation Discussion and Analysis

Compensation Philosophy and Objectives

This section discusses compensation to our Named Executive Officers, which consist of our Chief Executive Officer, our Chief Financial Officer, the three next most highly compensated Executive Officers of the Company and our former President of Madison Brands, as determined under the rules of the Commission (collectively, the “NEO’s”).

The Compensation Committee believes that the compensation programs for its NEO’s, as well as all of its Executive Officers, should reflect the Company’s performance and the value created for the Company’s stockholders.  In addition, the compensation programs should support the short-term and long-term strategic goals and values of the Company and should reward individual loyalty to the Company and contribution to the Company’s success.  The Company is engaged in a very competitive industry, and the Company’s success depends upon its ability to attract and retain qualified Executive Officers through the competitive compensation packages it offers to such individuals.

The fundamental policy of the Compensation Committee is to provide the Company’s NEO’s, as well as its Executive Officers, with competitive compensation opportunities based upon their contribution to the development and financial success of the Company.  It is the Compensation Committee’s philosophy that a significant portion of each NEO’s and Executive Officer’s compensation should be contingent upon the Company’s financial performance.  The Company also acknowledges the importance of attracting and retaining talented, motivated and success-oriented Executive Officers who share our overall corporate philosophy and will enable our Company to achieve its short and long-term goals.  Accordingly, the compensation package for each NEO and Executive Officer is comprised of three elements:  (i) base salary; (ii) annual incentives and (iii) long-term incentive equity awards.

Guiding Principles:

•	Growth - To create an atmosphere that encourages superior growth and performance of the Company while also offering personal and professional growth.

•	Teamwork - To encourage executives to work together effectively and efficiently so that company goals can be fully realized.

•	Innovation - To encourage and reward creativity and innovation, including the development of new ideas and business opportunities for the Company.

•	Market competitiveness - To offer a strong, comprehensive compensation package that will enable the Company to attract and retain qualified executive talent.

Setting Executive Compensation

We compete for senior executive talent with many leading companies.  In order to stay competitive in the marketplace, a critical component of which is the recruitment and retention of executive talent, we annually review the market competitiveness of our Executive Officer compensation programs.  In connection with this review, the Compensation Committee retained the services of Mercer for fiscal year 2010 (formerly Mercer Human Resource Consulting (“Mercer”)) (see “Role of Compensation Consultant” below for further discussion of Mercer’s role).

When assessing the market competitiveness of our compensation programs, in addition to information provided by Mercer, we review summary third-party survey information and publicly available data relating to a specific group of companies.  For our executive compensation comparisons, we consider peer companies.  The peer companies include a broad range of companies in the internet retail, internet content and catalog/specialty retail sector.  Members of the peer companies include:  Williams-Sonoma, Inc., Tiffany & Co., Cabela’s Incorporated, American Greetings Corporation, priceline.com, Incorporated, Monster Worldwide, Inc., EarthLink, Inc., Netflix, Inc., Orbitz Worldwide, Inc. Overstock.com, Inc., GSI Commerce, Inc., ValueClick, Inc., RealNetworks, Inc., United Online, Inc., and drugstore.com, inc.  Although the Compensation Committee compares the compensation of its Executive Officers to the compensation of similar personnel within its peer group, the Compensation Committee uses this information as a general guideline, exercising discretion in determining base salaries and equity grants and does not require that either be benchmarked against a specific level relative to its peers.  The Compensation Committee also reviews the Company’s recent historical compensation practices for its executives, and considers recommendations from the Chief Executive Officer and President regarding the compensation of their direct reports, who include the other NEO’s.

Elements of Compensation

The Compensation Committee believes that we can maximize the effectiveness of our compensation program by ensuring that all program elements are working in concert to motivate and reward performance.  The elements of our executive compensation program are detailed below, together with the principal factors which the Compensation Committee considers in reviewing the components of each Executive Officer’s compensation package.  In general, for each compensation element, these factors include:  the key role each Executive Officer performs for the Company; the benefit to the Company in assuring the retention of his or her services; the performance of the Company during the past fiscal year; the competitive market conditions for executive compensation; the executive’s prior year compensation; and the objective evaluation of the Executive Officer’s performance.  The Compensation Committee may also, however, in its discretion, apply other factors with respect to executive compensation.  We believe that our executive compensation program effectively strengthens the mutuality of interests between the Executive Officers and the Company’s stockholders, which results in greater company performance.

Base Salary.  The Compensation Committee views base salary as the assured element of compensation that permits income predictability.  Subject to existing employment agreements and employment offer letters, our objective is to set base salary levels at the competitive norm.  However, individual salaries may be above or below the competitive norm to reflect the strategic role, experience, proficiency and performance of the executive.  Incumbents who have been in their positions for a longer period of time, and whose performance is superior, may be paid above the competitive norm.  In addition, in the case of seasoned executives with strategic value who are newly hired into the Company, it may be necessary to pay above the competitive norm in order to attract the best candidates to the Company.

The minimum base salaries for Messrs. J. McCann, C. McCann, and Hopkins are primarily prescribed in their employment agreements or employment offer letters, as the case may be (see below for description of the employment agreements and employment offer letters in the “Narrative Disclosure to Summary Compensation Table—Grants of Plan-Based Awards—Employment Agreements and Employment Offer Letters”).  Annual base salary increases for the NEO’s and other Executive Officers are determined on the basis of the employment agreements and employment offer letters (for Messrs. J. McCann, C. McCann and Hopkins), as well as the following factors:  the performance of the executive versus job responsibilities; the relationship between current salary and the range for the executive’s level, ranges having been set in part based on the competitive norm in the industry; the average size of salary increase based upon the Company’s financial performance; and whether the responsibilities or criticality of the position of the incumbents have been changed during the preceding year.  The weight given to each of these factors may differ from individual to individual as the Compensation Committee deems appropriate.  Due to Company financial performance in Fiscal 2009, no increases were awarded to Executive Officers in Fiscal 2010.

Annual Incentive Award.  Annual incentive awards play a significant role in the Company’s overall compensation package for its Executive Officers.  The annual incentive award for the NEO’s is based upon the Company’s financial performance and, in the case of Messrs. Hopkins and Taiclet, also includes brand specific financial performance.  This balance supports the accomplishment of the Company’s overall financial objectives and rewards the individual contributions of our NEO’s.  Annual incentive programs for Executive Officers support the following company objectives:

•	Communication of important goals through performance targets that are aligned with business strategies.

•	Motivation for the entire management team to work together toward a common set of goals.

•	Reward executives on the basis of results achieved.

•	Deliver annual incentive opportunities and payments through a structured, performance driven, objective mechanism.

•	Deliver a competitive level of compensation that is fully competitive with industry practice.

NEO’s are eligible to receive annual incentive awards under the Company’s Sharing Success Program.

Sharing Success Program.  The Sharing Success Program is intended to cover management positions, including the NEO’s.  Each eligible plan participant is assigned a target award (expressed as a percentage of base salary) which represents the level of incentive award the participant can expect to earn in the event all performance measures are achieved at 100% during the ensuing fiscal year.  For each fiscal year, specific performance measures are established by the Compensation Committee that reflect the key strategic and business goals established by the business plan for that year.  EBITDA as used for purposes of the Sharing Success Program is defined as net income before interest, taxes, depreciation, amortization and stock based compensation expense on a pre-bonus basis (“Plan EBITDA”).  Modified Free Cash Flow as used for purposes of the Sharing Success Program is defined as Plan EBITDA adjusted for the change in inventory for the fiscal year (“Modified Free Cash Flow”).

For Fiscal 2010, in the case of Messrs. J. McCann and Gallagher, the achievement of Company-wide Plan EBITDA, was the performance measure selected for their annual incentive awards.  For Messrs. C. McCann and Shea, performance measures were the achievement of Company-wide Plan EBITDA and Modified Free Cash Flow.  For Mr. Taiclet, performance measures were the aggregate of: (i) the achievement of both brand-specific revenue and brand-specific Plan EBITDA, (ii) brand-specific Modified Free Cash Flow and (iii) the achievement of Company-wide Plan EBITDA.  For Mr. Hopkins, performance measures were the aggregate of the achievement of: (i) brand-specific Plan EBITDA, and (ii) Company-wide Plan EBITDA.  In order for Messrs. Taiclet and Hopkins to receive an award related to Company-wide Plan EBITDA, their respective brands must achieve 86% of the brand-specific performance measures.

The following table presents the NEO’s targeted incentive award opportunity, as a percentage of their salary (“target award”), and the performance measures and relative weighting of their components for Fiscal 2010:

	Target	Weighting of Performance Measures
	Award		Company-wide			Brand-specific
Name	(% of Salary)	Modified FCF	EBITDA	Sub-total	Revenue	EBITDA	Modified FCF	Subtotal

James F. McCann	100%	0%	100%	100%	n/a	n/a	n/a	n/a
Chairman of the Board and
Chief Executive Officer

William E. Shea	50%	15%	85%	100%	n/a	n/a	n/a	n/a
Senior Vice President, Treasurer,
and Chief Financial Officer

Christopher G. McCann	75%	15%	85%	100%	n/a	n/a	n/a	n/a
Director and President

Gerard M. Gallagher	40%	0%	100%	100%	n/a	n/a	n/a	n/a
General Counsel, Senior Vice
President and Corporate Secretary

David Taiclet	50%	0%	25%	25%	15%	45%	15%	75%
President of Gourmet Foods and
Gift Baskets

Timothy J. Hopkins	50%	0%	25%	25%	0%	75%	0%	75%
President of Madison Brands

When Company-wide and/or brand-specific actual results exceed or fall below performance measures, actual awards are proportionately increased or decreased from the target awards. Participants may earn no Company-wide or brand-specific bonus if the threshold performance measures are not met (defined as achievement of 86% of performance measures, resulting in a 50% pay-out of target award) and no participant may be paid an incentive award under the Sharing Success Program in excess of maximum (defined as achievement of 160% of performance measures, resulting in a 200% pay-out of target award), as presented in the table below.  In addition, all participants must be actively employed at the time of payment in order to qualify for the award.

% Achievement of	Target
Performance	Award
Measures	Multiple

160%	200% (max)
140%	150%
120%	125%
100%	100%
96%	75%
86%	50%
Below 86%	0%

For Fiscal 2010, the Company’s performance measures were a function of achieving specified EBITDA and Modified Free Cash Flow targets. For Fiscal 2010, the Company-wide performance measure was as follows:  Company-wide Plan EBITDA of $56.0 mm.  and Modified Free Cash Flow was  $63.9 mm.  Brand-specific measures for Fiscal 2010 for Gourmet Food & Gift Baskets were as follows:  (i) Revenues of 240.0 mm, (ii) Plan EBITDA of $24.1 mm  and (iii) Modified  Free Cash Flow of  $21.7 mm .  Brand-specific measures for Fiscal 2010 for Madison Brands (Home and Children’s Group) was Plan EBITDA of $2.8 mm.

The following table reflects the relationship of actual performance against the Company’s performance measures and the resulting Total Payout Factor for the Company’s Sharing Success Program.  The performance measures range from “threshold” (the minimum achievement level of the performance measure at which an executive may earn 50% of the target award) to “maximum” (the maximum achievement level of the performance measure at which an executive may earn 200% of the target award). The Target Award Multiples are then weighted to produce a “Total Payout Factor.” The Total Payout Factor is multiplied by each executive’s target award percentage to produce the executive’s cash bonus award.

	Performance/Payout Relationship ($'s in thousands)						Calculation of Target Award Earned
	Threshold		Target		Maximum			Target	Weighting	Total
	Performance	Payout	Performance	Payout	Performance	Payout	Actual	Award	of	Payout
Performance Metric	Measures	%	Measures	%	Measures	%	Performance	Multiple	Result	Factor%

Company-wide Performance Measures
EBITDA	$48,375	50%	$56,000	100%	$89,600	200%	$36,560(1)	0%	85%	0%
Modified Free Cash Flow	n/a	-	$63,860	100%	$63,860	100%	$45,890(1)	0%	15%	0%
										0%
Brand-specific Performance Meansures
GFGB
Revenue	$215,964	50%	$239,960	100%	$239,960	100%	$239,471	100.0%	25%	25.0%
EBITDA	$20,742	50%	$24,119	100%	$38,590	200%	$22,996	56.8%	60%	34.1%
Modified Free Cash Flow	n/a	-	$21,700	100%	$21,700	100%	$21,749	100.0%	15%	15.0%
										74.1%
Madison Brands
EBITDA	$2,442	50%	$2,840	100%	$4,543	200%	$5,593	200.0%	100%	200%

(1)	Actual performance was below the 86% threshold performance measure.

During Fiscal 2010, the Company-wide Total Payout Factor was 0%. The Company-wide Total Payout Factor for Fiscal 2009, 2008, 2007 and 2006 was 0%, 0%, 75% and 0% of the target award, respectively.

In Fiscal 2010, the Compensation Committee did exercise discretion in awarding cash bonus compensation under the Sharing Success Program to employees in the Consumer Floral Brand and enterprise-wide shared services (i.e. legal, human resources, finance and IT), resulting in awards that ranged from 14.1% to 18.75% of the individual's Target Award.  As a result, bonuses paid to Messrs. J. McCann, C. McCann, Shea and Gallagher were: $182,822, $95,723, $29,475 and $28,296, respectively.   Brand-specific performance measures were achieved for Gourmet Food and Gift Baskets (74.1%) and Madison Brands (200%).  As a result, Messrs. Taiclet and Hopkins received a cash bonus of $97,256 and $168,164, respectively

Long-Term Incentive Equity Awards.  In order to structure a long term incentive program for the Company’s Executive Officers that would tie a significant portion of their compensation to the profitability of the Company, the Compensation Committee consulted with Mercer to evaluate its long term incentive equity awards.  All award grants are designed to align the interests of each Executive Officer with those of the stockholders and provide each individual with a significant incentive to manage the Company from the perspective of an owner with an equity stake in the Company.

The grant of an award is set at a level intended to create a meaningful incentive based in part on the Executive Officer’s and NEO’s current position with the Company, the base salary associated with that position, the size of comparable awards made to individuals in similar positions within the industry, and the individual’s personal performance in recent periods.  The Compensation Committee also takes into account the number of awards held by the Executive Officer in order to maintain an appropriate level of incentive for that individual.  The Compensation Committee has the authority to review extraordinary events that impact on the Company’s performance and may adjust the calculation of an award by taking into account the effect of any such extraordinary events. The Compensation Committee did not exercise such authority in Fiscal 2010.

Historically, the Company granted a target number of shares under its Long Term Incentive Plan (“LTIP”) that was in place from fiscal 2007 through fiscal 2009.   Due to the downturn in the economic environment, the goals that were set for the LTIP during those fiscal years were no longer achievable and therefore the performance awards that could have been granted under the LTIP are not attainable.  In accordance with the Company’s compensation philosophy and in an effort to retain its Executive Officers and key talent, the Board of Directors approved a stock award grant in May 2009 (See "Summary Compensation Table").  No stock awards were granted in Fiscal 2010 in light of the May 2009 award.  In accordance with the Company’s plans to resume granting long-term incentive equity awards, the Compensation Committee has approved an equity award grant for management level employees with a grant date of October 26, 2010.  The Board has also approved a grant to Mr. C. McCann, of 300,000 performance-based restricted shares and 1,000,000 nonqualified stock options.  The grant date is October 26, 2010.  Subject to continued employment, the restricted shares, if earned, and the options will vest ratably over an 8-year period.  This award is in recognition of both Mr. McCann's 20+ years of service to the Company and his assumption of the role of President for the Consumer Floral brand and taking control of and responsibility for its day-to-day operations while maintaining his position as President of the Company.

Executive Benefits

The Company’s NEO’s, except for Mr. Gallagher, are eligible for the same level and offering of benefits made available to other employees, including our 401(k) Profit Sharing Plan (which includes a discretionary annual Company contribution), health care plan and other welfare benefit programs.  We do not currently maintain any qualified or nonqualified defined benefit pension plans or nonqualified deferred compensation plans for our NEO’s, except for the Nonqualified Supplemental Deferred Compensation Plan discussed below.

During Fiscal 2010, the Company offered a Nonqualified Supplemental Deferred Compensation Plan for certain executives.  Participants can defer from 1% up to a maximum of 100% of salary and performance and non-performance based bonus.  The Company will match 50% of the deferrals made by each participant during the applicable period, up to a maximum of $2,500.  The participants are vested in the Company’s contributions based upon years of participation in the Plan.  Distributions will be made to participants upon termination of employment or death in a lump sum, unless installments are selected.

Perquisites

We do not routinely provide any significant perquisites to our NEO’s.  Except for Messrs. J. McCann and C. McCann’s perquisite which is disclosed in the Summary Compensation Table, the value of perquisites to each other NEO in Fiscal 2010 did not exceed $10,000.

Severance/Change of Control

We do not maintain any severance or change of control plans or agreements.  However, pursuant to the terms of employment agreements, employment offer letters and incentive plans, certain NEO’s are eligible to receive severance and other benefits in the case of certain termination events and in the case of a change in control.  See “Potential Payments upon Termination and Change in Control” below.

Management’s Role in Setting Executive Compensation

Although the Compensation Committee of the Board of Directors establishes the Company’s compensation philosophy and makes the final determinations on all compensation paid to our Executive Officers, the Chief Executive Officer and President work closely with the Senior Vice President of Human Resources to develop compensation programs and policies and make recommendations regarding annual adjustments to the Executive Officers’ salaries and incentive award opportunities (other than their own compensation).

Role of Compensation Consultant

The Compensation Committee has retained the services of Mercer to provide specialized information and targeted research to assist us in the development of compensation and retention strategies.  Mercer provides general assistance to our Senior Vice President of Human Resources and the Compensation Committee and does not perform any other services for the Company.  For Fiscal 2010, Mercer’s services were in advising on the development of the Executive Incentive Plan to be granted in October, 2010.   Mr. J. McCann participated in discussions with Mercer in Fiscal 2010 regarding the compensation of the NEO’s other than himself, but Mr. C. McCann did not.

Compensation Deductibility Policy

A federal income tax deduction will generally be available for annual compensation in excess of $1 million paid to the Chief Executive Officer and the three other most highly compensated executive officers (other than the Chief Financial Officer) of a public corporation only if such compensation is “performance-based” and complies with certain other tax law requirements.  The 2003 Long Term Incentive and Share Award Plan and the Section 16 Executive Officers Bonus Plan contain certain provisions which are intended to ensure that any compensation deemed paid in connection with the granting of Awards or bonus compensation will qualify as performance-based compensation. Although our policy is to maximize the deductibility of all executive compensation, the Compensation Committee retains the discretion to award compensation that is not deductible under Section 162(m) of the Code when it is in the best interests of the Company to do so.

Compensation Committee Report

The Compensation Committee has reviewed and discussed with management the Compensation Discussion and Analysis provisions to be included in the Company’s filings pursuant to the Securities Exchange Act of 1934.  Based on the reviews and discussions referred to above, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis referred to above be included in such filings.

Compensation Committee

Jeffrey Walker, Chairman
James Cannavino
Larry Zarin

Notwithstanding any Commission filing by the Company that includes or incorporates by reference other commission filings in their entirety, this Compensation Committee Report shall not be deemed to be “filed” with the Commission except as specifically provided otherwise therein.

Summary Compensation Table

Set forth below is summary compensation information for each person who was (1) at any time during fiscal 2010 our Chief Executive Officer or Chief Financial Officer and (2) at June 27, 2010, one of our three most highly compensated Executive Officers, other than the Chief Executive Officer and the Chief Financial Officer and one former executive officer.

							Change in Pension
							Value and
							Nonqualified
						Non-Equity	Deferred
				Stock	Option	Incentive Plan	Compensation	All Other
		Salary	Bonus	Awards (6)	Awards (7)	Compensation (8)	Earnings	Compensation (9)	Total
Name and Principal Position (1)	Year	($) (5)	($)	($)	($)	($)	($)	($)	($)

James F. McCann	2010	975,000	182,822	0	0	0	0	16,274	1,174,096
Chairman of the Board and	2009	975,000	0	893,403	519,491	0	0	16,524	2,404,418
Chief Executive Officer	2008	975,000	0	1,300,013	0	0	0	15,075	2,290,088

William E. Shea	2010	314,396	29,475	0	0	0	0	0	343,871
Senior Vice President, Treasurer, and	2009	312,455	0	259,296	247,105	0	0	1,500	820,355
Chief Financial Officer	2008	301,200	0	325,013	0	0	0	1,500	627,713

Christopher G. McCann (2)	2010	680,698	95,723	0	0	0	0	15,119	791,540
Director and President	2009	680,698	0	1,145,161	750,129	0	0	18,141	2,594,128
	2008	671,177	0	1,300,013	0	0	0	12,878	1,984,068

David Taiclet (3)	2010	350,000	0	0	0	97,256	0	0	447,256
President,
Gourmet Foods and Gift Baskets

Gerard M. Gallagher	2010	377,275	28,296	0	0	0	0	0	405,571
Senior Vice President of Business	2009	375,032	0	249,850	238,453	0	0	0	863,334
Affairs, General Counsel	2008	361,644	0	260,013	0	0	0	0	621,657
and Corporate Secretary

Timothy J. Hopkins (4)	2010	236,538	0	0	0	168,164	0	270,011	674,713
former President, Madison Brands	2009	382,752	0	114,000	114,000	0	0	0	610,752
	2008	373,846	0	260,013	0	0	0	0	633,859

(1)	The titles included in this column are as of June 27, 2010.

(2)	During the first quarter of Fiscal 2011, Mr. McCann also assumed the responsibilities of President, Floral Group.

(3)	Compensation for Mr. Taiclet is provided only for Fiscal 2010 because he was not a named executive officer in either Fiscal 2009 or Fiscal 2008.

(4)
Mr. Hopkins employment with the Company was terminated on January 29, 2010, as a result of the Company's sale of Madison Brands.  During the second quarter of Fiscal 2011, Mr. Hopkins rejoined the Company as Chief  Operating Officer and Chief Merchandising Officer, Consumer Floral brand.

(5)
Salary increases are issued to employees effective September of the then current fiscal year. Therefore the de minimis increase in Fiscal 2010 reflects the annualization of the Fiscal 2009 salary increases, which were issued in September 2008 and in effect through August 2009.

(6)
The amounts in this column represent the aggregate grant date fair value of all restricted stock and performance shares granted in fiscal 2009 and 2008 calculated using the price of our common stock on the date of grant. (There were no equity incentive plan awards, nor were there any stock awards granted to the Company's NEOs during the fiscal year ended June 27, 2010.)  For a more detailed discussion of the valuation methodology and assumptions used to calculate fair value, see in Note 12, "Stock Based Compensation" in the Notes to the Consolidated Financial Statements in the Company's Annual Report on Form 10-K for the fiscal year ended June 27, 2010.

The following amounts represent the grant date fair value of three-year performance share awards. Amounts in the "Stock Award" column above reflect the value of three-year performance share awards, assuming the achievement of "Target" performance below.  The "Maximum" value of the three-year performance share awards is also presented below for comparative purposes.

	Fiscal 2009		Fiscal 2008
	Estimated Future Payouts Under Non-Equity Incentive Plan Awards		Estimated Future Payouts Under Non-Equity Incentive Plan Awards
	Target	Maximum	Target	Maximum
James F. McCann	513,000	769,500	1,300,013	1,950,013
William E. Shea	114,000	171,000	325,013	487,513
Christopher G. McCann	513,000	769,500	1,300,013	1,950,013
Gerard M. Gallagher	114,000	171,000	260,013	390,013
Timothy J. Hopkins	114,000	171,000	260,013	390,013

Actual shares earned can range from 0-150% of the target amount. None of the targeted awards for the Fiscal 2008 cumulative three-year LTIP was achieved, and at the Company's projected earnings level, none of the targeted awards is expected to be achieved for the Fiscal 2009 cumulative three-year LTIP. See Compensation Discussion and Analysis - Long Term Incentive Equity Awards.

(7)
The amounts in this column represent the aggregate grant date fair value of all stock options granted in fiscal 2009 and 2008 calculated using the  price of our common stock on the date of grant. (There were no option awards granted to the Company's NEOs during the fiscal year ended June 27, 2010.)  For a more detailed discussion of the valuation methodology and assumptions used to calculate fair value, see in Note 12, "Stock Based Compensation" in the Notes to the Consolidated Financial Statements in the Company's Annual Report on Form 10-K for the fiscal year ended June 27, 2010.

(8)
Non-Equity Incentive Plan Compensation represents cash bonuses described under "Compensation Discussion and Analysis-Elements of Compensation-Annual Cash Incentive." The annual cash bonuses for performances related to, and recorded as compensation expense during Fiscal 2010 were paid during the first quarter of fiscal year 2011.  There were no cash bonuses for performance for Fiscal 2009 and Fiscal 2008. The Company-wide threshold non-equity incentive plan performance measures were not achieved, and therefore, there was no payout related to Fiscal 2010 performance for Messrs. J. McCann, C. McCann, Shea and Gallagher.  Messrs. Taiclet and Hopkins earned components of their non-equity incentive plan awards based upon achievement of their respective brand-specific performance targets for Mr. Hopkins, such award was pro-rated for the seven months of perfomance of Madison Brands prior to its sale.

(9)
Other annual compensation in the form of perquisites and other personal benefits consists of the Company's contribution to a Qualified 401(K) Plan ($0 in Fiscal 2010, and $1,500 in Fiscal 2009 and Fiscal 2008).  Messrs. James McCann and Christopher McCann compensation includes the personal use of a company car, which is calculated by allocating the costs of operating the car between personal and business use. The cost of operating the car is allocated to personal use on the basis of miles driven for personal use to total miles driven.  Perquisites and other personal benefits for Mr. James McCann also includes $2,500 and $1,250 of Company contributions to a Nonqualified Supplemental Deferred Compensation Plan during Fiscal 2010 and Fiscal 2009, respectively.  Other annual compensation for Mr. Hopkins during Fiscal 2010 includes $170,011 (inclusive of vacation) of severance and a $100,000 stay-on payment to assist with the sale of Madison Brands. Mr. Hopkins continued to receive severance at his former annual rate until he rejoined the Company during Fiscal 2011.

Grants of Plan-Based Awards

The following table sets forth summary information regarding all grants of plan-based awards made to our NEO’s for the fiscal year ended June 27, 2010.  The compensation plans under which the grants in the following table were made are described in the Compensation Discussion and Analysis section above.

								All Other	All Other
								Stock Awards:	Option Awards:		Grant Date
		Estimated Future Payouts			Estimated Future Payouts			Number of	Number of	Exercise or	Fair Value
		Under Non-Equity Incentive			Under Equity Incentive			Shares of	Securities	Base Price	of Stock
		Plan Awards (2)			Plan Awards			Stock or	Underlying	of Option	and Option
	Grant	Threshold	Target	Maximum	Threshold	Target	Maximum	Units	Options	Awards	Awards
Name	Date (1)	($)	($)	($)	(#)	(#)	(#)	(#)	(#)	($/sh)	($)

James F. McCann		487,500	975,000	1,950,000
Chairman of the Board and	-				-	-	-	-	-	-	0
Chief Executive Officer

William E. Shea		78,599	157,199	314,397
Senior Vice President, Treasurer, and	-				-	-	-	-	-	-	0
Chief Financial Officer

Christopher G. McCann		255,262	510,524	1,021,047
Director and President	-				-	-	-	-	-	-	0

David Taiclet		87,500	175,000	350,000
President of	-				-	-	-	-	-	-	0
Gourmet Foods and Gift Baskets

Gerard M. Gallagher		75,455	150,910	301,820
Senior Vice President, Business Affairs,	-				-	-	-	-	-	-	0
General Counsel, and
Corporate Secretary

Tim Hopkins		96,094	192,188	384,375
President of Madison Brands	-				-	-	-	-	-	-	0

(1)	There were no equity incentive plan awards, nor were there any stock or option awards granted to the Company's NEOs during the fiscal year ended June 27, 2010.

(2)
The amounts in this column represent the threshold, target and maximum payout under non-equity performance based incentive programs for fiscal year 2010, as approved by the Compensation Committee in September 2009, and as described in the Compensation Discussion and Analysis. As noted in the Fiscal 2010 Summary Compensation Table, the Company-wide threshold non-equity incentive plan performance measures were not  achieved, and therefore, there was no payout related to Fiscal 2010 performance for Messrs. J. McCann, C. McCann, Shea and Gallagher.  Messrs. Taiclet and Hopkins earned components of their non-equity incentive plan awards based upon achievement of their respective brand-specific performance targets.

Narrative Disclosure to Summary Compensation Table and Grants of Plan-Based Awards Table

Employment Agreements and Employment Offer Letters

Mr. James F. McCann’s employment agreement became effective as of July 1, 1999.  The agreement provides for a five year term, with such term extended for one additional year on each anniversary of the effective date of the agreement, unless either the Company or Mr. J. McCann provides at least 180 days notice that such term will not be further extended.  Under the terms of the employment agreement, Mr. J. McCann is entitled to a minimum annual salary of $1,000,000, with annual 10% increases during the term.  However, the Compensation Committee had recommended that Mr. J. McCann receive, and Mr. J. McCann accepted, a base salary of $975,000 for Fiscal 2010 in order to enable the Company to comply with Section 162(m) of the IRS Code of 1986 (“Section 162(m)”), as amended, which was enacted into law in 1993 and he has waived his 10% increase for Fiscal 2011.  Mr. J. McCann is eligible to participate in the Company’s stock incentive plans, as well as other bonus, incentive or benefits plans, and is provided medical, health and dental insurance coverage for himself and his dependents.

Mr. Christopher G. McCann’s employment agreement became effective as of July 1, 1999.  The agreement provides for a five year term, with such term extended for one additional year on each anniversary of the effective date of the agreement, unless either the Company or Mr. C. McCann provides at least 180 days notice that such term will not be further extended.  Under the terms of the employment agreement, Mr. C. McCann is entitled to a minimum annual salary of $250,000, with annual 10% increases during the term.  Mr. C. McCann’s annual salary for Fiscal 2010 was $680,698 and he has waived his 10% increase for Fiscal 2011 and received an increase of 2.8% in lieu thereof.  Mr. C. McCann is eligible to participate in the Company’s stock incentive plans, as well as other bonus, incentive or benefits plans, and is provided medical, health and dental insurance coverage for himself and his dependents.

Under their employment agreements, Messrs. J. McCann and C. McCann are each restricted from participating in a competitive floral products business for a period of one year after a voluntary resignation or termination for good cause.  Each of these executives is also bound by confidentiality provisions, which prohibit the executive from, among other things, disseminating or using confidential information about the Company in any way that would be adverse to the Company.

The terms of Timothy J. Hopkins’ “at will” employment which ended on January 29, 2010 upon sale of the Madison Brands were detailed in an offer letter dated February 9, 2005 and amended on July 20, 2009.    Under the terms of the offer letter, Mr. Hopkins was entitled to an annual salary of $350,000, such salary to be reviewed annually for merit increases.  For Fiscal 2010, Mr. Hopkins’ annual base salary was set at $384,375 of which $236,538 was paid through termination. In addition, he received $170,011 in severance payments (inclusive of vacation) and $100,000 for a stay-on payment to assist with the sale of Madison Brands.  Mr. Hopkins was eligible to participate in the Company’s stock incentive and bonus plans, as well as the Company’s benefit plans including medical, dental, life insurance, disability and 401(k) plans.  Mr. Hopkins also was a party to a Confidentiality and Non-Compete Agreement, which provides for a post-termination non-compete period for the longer of (i) one year following Mr. Hopkins’ cessation of employment with the Company or (ii) the period of one year following the last payment of any severance compensation pay-out to Mr. Hopkins.  The Company ceased payment of Mr. Hopkins’ severance on October 4, 2010 when he rejoined the Company as Chief Operating Officer and Chief Merchandising Officer of the Consumer Floral Brand.  See below for a description of his new offer letter in “Potential Payments upon Termination and Change of Control.”

Long Term Incentive Plan

For a description of our LTIP, please see the “Compensation, Discussion and Analysis-Long Term Incentive Equity Awards” section above.

Outstanding Equity Awards at Fiscal Year-End

The following table sets forth summary information regarding the outstanding equity awards at June 27, 2010 granted to each of the Company’s Named Executive Officers.

	Option Awards					Stock Awards
											Equity Incentive
									Equity Incentive		Plan Awards:
									Plan Awards:		Market or
									Number of		Payout
						Number of		Market Value	Unearned		Value of
	Number of	Number of				Shares or		of Shares or	Shares, Units		Unearned
	Securities	Securities				Units of		Units of	or Other		Shares, Units
	Underlying	Underlying	Option			Stock That		Stock That	Rights That		or Other Rights
	Unexercised	Unexercised	Exercise	Option		Have Not		Have Not	Have Not		That Have
	Options (#)	Options (#)	Price	Expiration		Vested		Vested (1)	Vested		Not Vested (1)
Name	Exercisable	Unexercisable	($/Option)	Date		(#)		($)	(#)		($)
	Stock Options					Restricted Stock			Performance Awards

James F. McCann	73,956	150,153	3.11	5/5/2016	(6)	74,703	(6)	162,106
Chairman of the Board and						37,500	(5)	81,375
Chief Executive Officer									112,500	(4)	244,125
	40,000	10,000	6.52	10/13/2015	(2)
	50,000	0	8.45	5/5/2016	(6)
	170,148	0	6.70	3/24/2013	(2)
	29,852	0	6.70	3/24/2013	(2)
	200,000	0	6.42	9/23/2012	(3)
	200,000	0	12.87	1/11/2012	(2)
	82,730	0	11.58	8/2/2011	(2)

William E. Shea	28,248	57,351	3.11	5/5/2016	(6)	28,532	(6)	61,914
Senior Vice President, Treasurer, and						25,000	(5)	54,250
Chief Financial Officer									25,000	(4)	54,250
	20,000	5,000	6.52	10/13/2015	(2)
	25,000	0	8.45	12/2/2014	(2)
	15,000	0	6.70	3/24/2013	(2)
	12,300	0	6.42	9/23/2012	(2)
	100,000	0	6.42	9/23/2012	(3)
	21,800	0	12.87	1/11/2012	(2)
	12,100	0	11.58	8/2/2011	(2)
	50,800	0	3.65	12/6/2010	(2)

Christopher G. McCann	122,902	249,527	3.11	5/5/2016	(6)	124,143	(6)	269,390
Director and President						37,500	(5)	81,375
									112,500	(4)	244,125
	240,000	60,000	6.52	10/13/2015	(2)
	37,500	0	8.45	12/2/2014	(2)
	250,000	0	6.70	3/24/2013	(2)
	38,300	0	6.42	9/23/2012	(2)
	250,000	0	6.42	9/23/2012	(3)
	250,000	0	12.87	1/11/2012	(2)
	41,365	0	11.58	8/2/2011	(2)
	433,700	0	3.65	12/6/2010	(2)

David Taiclet	18,721	38,008	3.11	5/5/2016	(6)	18,909	(6)	41,033
President,						100,000	(5)	217,000
Gourmet Foods and Gift Baskets									25,000	(4)	54,250
	40,000	10,000	7.13	5/1/2016	(2)

Gerard M. Gallagher	26,412	53,622	3.11	5/5/2016	(6)	26,678	(6)	57,891
Senior Vice President of Business						25,000	(5)	54,250
Affairs, General Counsel									25,000	(4)	54,250
and Corporate Secretary	20,000	5,000	6.52	10/13/2015	(2)
	25,000	0	8.45	12/2/2014	(2)
	25,000	0	6.70	3/24/2013	(2)
	20,400	0	6.42	9/23/2012	(2)
	75,000	0	6.42	9/23/2012	(3)
	100,000	0	12.87	1/11/2012	(2)
	38,000	0	11.58	8/2/2011	(2)
	60,900	0	3.65	12/6/2010	(2)

Tim Hopkins (7)	-	-	-	-		-		-	-		-
former President of Madison Brands

(1)	Market value is based on the closing price of 1-800-Flowers.com, Inc.’s Class A Common Stock of $2.17 on June 27, 2010.

(2)	Options become exercisable at a rate of 40% after the completion of two years of service following grant date, and 20% at the completion of each year of service thereafter.

(3)	Shares will vest after the completion of four years of service following grant date.

(4)
Amounts shown represent the target number of performance shares that have been granted in Fiscal 2009 under its LTIP program. The share awards are earned if the Company achieves its targeted financial performance over the three-year period (Fiscal 2009 - Fiscal 2011) subsequent to the grant date.  Actual shares earned can range from 0-150% of the target amount. (At the Company's projected earnings level, approximately 0% of the targeted award is expected to be achieved. See Compensation Discussion and Analysis - Long Term Incentive Equity Awards.)

(5)	Shares will vest after the completion of three years of service following grant date.

(6)	Options/shares become exercisable/vest at a rate of 33.3% at the completion of each year of service following grant date.

(7)
Mr. Hopkins' employment with the Company was terminated on January 29, 2010, as a result of the Company's sale of Madison Brands.  Vesting of restricted share grants and options was discontinued at that time, and in accordance with the Company's Long Term Incentive and Share Award Plan, Mr. Hopkins' vested options were forfeited three (3) months after the date of his termination.

Option Exercises and Stock

The following table sets forth all stock option exercises and vesting of stock awards for each of the Company's Named Executive Officers during fiscal 2010, which ended on June 27, 2010.

Option Awards			Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise (1) ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting (2) ($)
James F. McCann Chairman of the Board and Chief Executive Officer	—	—	53,852	166,876
William E. Shea Senior Vice President, Treasurer and Chief Financial Officer	—	—	22,517	71,842
Christopher G. McCann Director and President	—	—	62,072	163,249
David Taiclet President, Gourmet Foods and Gift Baskets	—	—	9,455	24,867
Gerard M. Gallagher General Counsel, Senior Vice President of Business Affairs and Corporate Secretary	—	—	21,589	69,402
Timothy J. Hopkins President of Madison Brands	—	—	—	—

(1)
The value realized on exercise equals the difference between the option exercise price and the market value of 1-800-Flowers.com, Inc.'s Class A Common Stock on the date of exercise, multiplied by the number of shares for which the option was exercised.

(2)	The value realized on vesting equals the market value of 1-800-Flowers.com, Inc.'s Class A Common Stock on the vesting date, multiplied by the number of shares that vested.

Equity Compensation Plan Information

The following table displays certain information regarding our equity compensation plans at June 27, 2010:

Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)	Weighted-average exercise price of outstanding options, warrants and rights (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c)
Equity compensation plans approved by security holders	6,890,089	$6.50	4,964,941
Equity compensation plans not approved by security holders	0	0	0
Total	6,890,089	$6.50	4,964,941

Pension Benefits

The Company does not maintain any defined benefit plans.

Nonqualified Deferred Compensation

During Fiscal 2010, the Company offered a Nonqualified Supplemental Deferred Compensation Plan for certain executives.  Participants can defer from 1% up to a maximum of 100% of salary and performance and non-performance based bonus.  The Company will match 50% of the deferrals made by each participant during the applicable period, up to a maximum of $2,500.  Participating employees are vested in the Company’s contributions based upon years of participation in the Plan.  Distributions will be made to participants upon termination of employment or death in a lump sum, unless installments are selected.

Potential Payments upon Termination and Change in Control

The Company does not have a formalized severance policy. In accordance with the Company’s 2003 Long Term Incentive and Share Award Plan (the “Plan”)  in the event of a Change of Control, as defined in the Plan, all outstanding Awards pursuant to which a Participant may have rights the exercise of which is restricted or limited,  shall automatically become fully exercisable immediately prior to the time of the Change of Control and all performance criteria and other conditions shall be deemed to be achieved or fulfilled and shall be waived by the Company immediately prior to the time of the Change of Control so that the Shares  subject to the Award  will be entitled to participate in the Change of Control transaction.

In addition, as disclosed in Potential Payments Upon Termination and Change in Control, certain executives within the Company have individual employment agreements or offer letters that contain negotiated provisions that trigger payments or provision of benefits upon termination or a change in control.  Payment and benefit levels under the various circumstances that trigger payments or provision of benefits upon termination or a change in control for Messrs. James McCann, Christopher McCann and Hopkins were calculated and presented in accordance with the provisions of their respective employment agreements or employment offer letters. For Fiscal 2010, potential payments under the circumstances triggered upon termination or change of control did not have a material impact on the Compensation Committee’s evaluation of all other elements of compensation or total compensation.

The following table sets forth the potential payments to our NEO’s under existing agreements, plans or arrangements, for various scenarios involving a change in control or termination of employment, assuming a June 27, 2010 termination date and using the closing price of the Company’s Class A common stock on June 27, 2010 ($2.17).  Pursuant to the terms of the Sharing Success Program, the amounts shown do not include the Non-Equity Incentive Plan Awards which were earned as of June 28, 2009.  The exact amount of payments and benefits that would be provided can only be determined at the actual time of the NEO’s separation from the Company.

	James F. McCann
		Triggering Event
		Termination
		Without Cause/
		Resignation
		for Good	Death/
		Reason (per	Voluntary
	Change of	Employment	Resignation/
Estimated Potential Payment or Benefit	Control	Agreement)	or Good Cause

Lump sum cash severance payment (1)	7,375,000	7,375,000	0
Intrinsic value of accelerated unvested stock options (2)	0	0	0
Accelerated vesting of restricted shares (3)	243,481	0	0
Accelerated vesting of performance shares under long-term
incentive equity award plan (4)	244,125	0	0
Continuing health and welfare benefits for five years (5)	48,581	48,581	0
Total	7,911,187	7,423,581	0

	William E. Shea
		Triggering Event
			Death/
		Termination	Voluntary
	Change of	Without	Resignation/
Estimated Potential Payment or Benefit	Control	Cause	or Good Cause

Lump sum cash severance payment (6)	169,290	169,290	0
Intrinsic value of accelerated unvested stock options (2)	0	0	0
Accelerated vesting of restricted shares (3)	116,164	0	0
Accelerated vesting of performance shares under long-term
incentive equity award plan (4)	54,250	0	0
Continuing health and welfare benefits for five years (5)	0	0	0
Total	339,705	169,290	0

	Christopher G. McCann
		Triggering Event
		Termination
		Without Cause/
		Resignation
		for Good	Death/
		Reason (per	Voluntary
	Change of	Employment	Resignation/
Estimated Potential Payment or Benefit	Control	Agreement	or Good Cause

Lump sum cash severance payment (7)	3,903,490	3,903,490	0
Intrinsic value of accelerated unvested stock options (2)	0	0	0
Accelerated vesting of restricted shares (3)	350,765	0	0
Accelerated vesting of performance shares under long-term
incentive equity award plan (4)	244,125	0	0
Continuing health and welfare benefits for five years (5)	72,872	72,872	0
Total	4,571,252	3,976,362	0

David Taiclet
		Triggering Event
			Death/
		Termination	Voluntary
	Change of	Without	Resignation/
Estimated Potential Payment or Benefit	Control	Cause	or Good Cause

Lump sum cash severance payment (8)	67,308	0	0
Intrinsic value of accelerated unvested stock options (2)	0	0	0
Accelerated vesting of restricted shares (3)	258,033	0	0
Accelerated vesting of performance shares under long-term
incentive equity award plan (4)	54,250	0	0
Continuing health and welfare benefits for five years (5)	0	0	0
Total	379,590	0	0

	Gerard M. Gallagher
		Triggering Event
			Death/
		Termination	Voluntary
	Change of	Without	Resignation/
Estimated Potential Payment or Benefit	Control	Cause	or Good Cause

Lump sum cash severance payment (9)	0	0	0
Intrinsic value of accelerated unvested stock options (2)	0	0	0
Accelerated vesting of restricted shares (3)	112,141	0	0
Accelerated vesting of performance shares under long-term
incentive equity award plan (4)	54,250	0	0
Continuing health and welfare benefits for five years (5)	0	0	0
Total	166,391	0	0

	Timothy J. Hopkins
		Triggering Event
			Death/
		Termination	Voluntary
	Change of	Without	Resignation/
Estimated Potential Payment or Benefit	Control	Cause	or Good Cause

Lump sum cash severance payment (10)	385,000	385,000	0
Intrinsic value of accelerated unvested stock options (2)	0	0	0
Accelerated vesting of restricted shares (3)	0	0	0
Accelerated vesting of performance shares under long-term
incentive equity award plan (4)	0	0	0
Continuing health and welfare benefits for five years (5)	0	0	0
Total	385,000	385,000	0

(1)
Mr. James McCann is entitled to severance pursuant to his employment agreement which entitles him to $2,500,000, plus the base salary payable to him for the then remaining duration of the term of his contract.  As of June 27, 2010, Mr. McCann's base salary was $975,000, and his employment agreement provided for a remaining term of five years.

(2)
The intrinsic value of accelerated unvested stock options was calculated using the closing price of the Company's Class A Common Stock on June 27, 2010 ($2.17). The intrinsic value is the aggregate spread between $2.17 and the exercise prices of the accelerated options, if less than $2.17.

(3)
The value of accelerated unvested restricted shares was calculated using the closing price of the Company's Class A Common Stock on June 27, 2010 ($2.17).  Refer to the column titled "Market Value of Shares or Units of Stock that Have Not Vested" within the "Outstanding Equity Awards at Fiscal Year End" table.

(4)
Represents the estimated amounts to be paid under the Company's Fiscal 2009 LTIP grants in the event of a change of control. Refer to the column titled "Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested" within the "Outstanding Equity Awards at Fiscal Year End" table. Amounts shown represent the target number of performance shares that have been granted in Fiscal 2009 under its LTIP program, at the closing price of the Company's  Class A Common Stock on June 27, 2010 ($2.17).

(5)
Represents the estimated cost of paying for continuing medical, dental, life and long-term disability for five years. The amounts for medical and dental insurance coverage are based on rates charged to the Company's employees for post-employment coverage provided in accordance with the Consolidated Omnibus Reconciliation Act of 1985, or COBRA, adjusted by a 7.5% inflation factor. The costs of providing the other insurance coverage are based on quoted amounts for 2010, adjusted by a 7.5% inflation factor, compounded annually.

(6)
Mr. Shea does not have an employment agreement. Absent any special arrangements approved by the Compensation Committee or the Board of Directors, for purposes of this computation, Mr. Shea was deemed to receive two weeks of severance for each completed year of service with the Company. As of June 27, 2010, Mr. Shea's base salary was $314,396.

(7)
Mr. Christopher McCann is entitled to severance pursuant to his employment agreement which entitles him to $500,000, plus the base salary payable to him for the then remaining duration of the term of his contract.  As of June 27, 2010, Mr. McCann's base salary was $680,698, and his employment agreement provided for a remaining term of five years.

(8)
Mr. Taiclet does not have an employment agreement. Absent any special arrangements approved by the Compensation Committee or the Board of Directors, for purposes of this computation, Mr. Taiclet was deemed to receive two weeks of severance for each completed year of service with the Company. As of June 27, 2010, Mr. Taiclet's base salary was $350,000.

(9)
Mr. Gallagher is the founder and managing partner in the law firm of Gallagher, Walker, Bianco & Plastaras. Compensation for Mr. Gallagher's services are paid to the law firm. There is no contractual relationship between the Company and the law firm, and as such, no severance would be due upon termination for any reason.

(10)
Mr. Hopkins was the former President, Madison Brands. His employment with the Company was terminated on January 29, 2010, as a result of the Company's sale of Madison Brands.  During the second quarter of Fiscal 2011, Mr. Hopkins rejoined the Company as Chief Operating Officer and Chief Merchandising Officer,  Consumer Floral brand. As such, severance as disclosed above is calculated pursuant to his Fiscal 2011 Offer Letter which entitles him to one year of severance. Upon the sale of Madison Brands, pursuant to the terms of his previous offer letter, as amended on July 20, 2009, Mr. Hopkins received a one-time payment of $100,000, and bi-weekly severance payments, calculated using his previous annual rate, through the date of his re-hire.

The above table does not include payments and benefits to the extent they are provided on a non-discriminatory basis to salaried employees generally upon termination of employment, such as 401(k) plan vested benefits and earned but unused vacation.

Employment Agreements and Employment Offer Letters

The employment agreements of James F. McCann and Christopher G. McCann, as well as the employment offer letter of Timothy J. Hopkins, provide for certain payments in the event of termination of employment (and in the case of Christopher G. McCann and Timothy J. Hopkins, terminations following a change in control of the Company).

James F. McCann

Upon termination without Good Cause (as defined in the employment agreement) or resignation by Mr. McCann for Good Reason (as defined in the employment agreement) within ten days following the termination date, Mr. McCann is entitled to severance pay in the amount of $2,500,000 plus the base salary otherwise payable to him for the balance of the then current employment term and any base salary, bonuses, vacation and unreimbursed expenses accrued but unpaid as of the termination date, and health and life insurance coverage for himself and his dependents for the balance of the then current employment term.  Upon termination for Good Cause, voluntary resignation without Good Reason or termination due to death, Mr. McCann is not entitled to any compensation from the Company, except for the payment of any base salary, bonuses, benefits or unreimbursed expenses accrued but unpaid as of the termination date.  As discussed above, Mr. McCann is restricted from participating in a competitive floral products business for a period of one year after a voluntary resignation or termination for Good Cause.  He is also bound by confidentiality provisions, which prohibit him from, among other things, disseminating or using confidential information about the Company in any way that would be adverse to the Company.

Christopher G. McCann

Upon termination without Good Cause (as defined in the employment agreement) or resignation by Mr. McCann for Good Reason (as defined in the employment agreement), within ten days following the termination date, Mr. McCann is entitled to severance pay in the amount of $500,000 plus the base salary otherwise payable to him for the balance of the then current employment term and any base salary, bonuses, vacation and unreimbursed expenses accrued but unpaid as of the termination date, and health and life insurance coverage for himself and his dependents for the balance of the then current employment term.  The Good Reason definition includes a Change of Control (as defined in the employment agreement) of the Company, so long as Mr. McCann’s resignation occurs no later than one year following a Change of Control.  Upon termination for Good Cause, voluntary resignation without Good Reason or termination due to death, Mr. McCann is not entitled to any compensation from the Company, except for the payment of any base salary, bonuses, benefits or unreimbursed expenses accrued but unpaid as of the termination date.  As discussed above, Mr. McCann is restricted from participating in a competitive floral products business for a period of one year after a voluntary resignation or termination for Good Cause.  He is also bound by confidentiality provisions, which prohibit him from, among other things, disseminating or using confidential information about the Company in any way that would be adverse to the Company.

Timothy J. Hopkins

Upon termination without Cause (as defined in the September 17, 2010 Offer Letter) or termination of his own initiative due to Constructive Termination without Cause (as defined in the Offer Letter) or without Cause following a Change of Control, Mr. Hopkins is entitled to receive base salary through the date of termination, any other amounts earned, accrued, due and owed but not yet paid, base pay for a period of 12 months following termination of employment or until Mr. Hopkins finds new employment, whichever occurs first, the right to exercise vested equity awards pursuant to terms of the Company’s 2003 Plan following termination, and any other benefits payable under the Company’s applicable plans and programs.    Mr. Hopkins is bound by the terms of his Confidentiality and Non-Compete Agreement.

2003 Long Term Incentive and Share Award Plan

The 2003 Long Term Incentive and Share Award Plan, as amended and restated as of October 22, 2009 provides that unless otherwise provided by the compensation Committee at the time of the award grant, in the event of a change of control, (i) all outstanding awards pursuant to which the participant may have rights the exercise of which is restricted or limited, shall become fully exercisable immediately prior to the time of the change of control so that the shares subject to the award will be entitled to participate in the change of control transaction, and (ii) unless the right to lapse of restrictions or limitations is waived or deferred by a participant prior to such lapse, all restrictions or limitations (including risks of forfeiture and deferrals) on outstanding awards subject to restrictions or limitations under the Plan shall lapse, and all performance criteria and other conditions to payment of awards under which payments of cash, shares or other property are subject to conditions shall be deemed to be achieved or fulfilled and shall be waived by the Company immediately prior to the time of the change of control so that the shares subject to the award will be entitled to participate in the change of control transaction.

October 22, 2010

To the Board of Directors

of 1-800-FLOWERS.COM, INC. (the “Company”):

We, the members of the Audit Committee, assist the Board of Directors in its oversight of the Company’s financial accounting, reporting and controls.  We also evaluate the performance and independence of the Company’s independent registered public accounting firm.  We operate under a written charter that both the Board and we have approved.  A current copy of the Audit Committee charter can be found on the Company’s website located at www.1800flowers.com under the Investor Relations section of the website.

The Board annually reviews the NASDAQ listing standards definition of independence for audit committee members and has determined that each member of the Audit Committee meets that standard.  In addition, although the Board has determined that each of the members of the Audit Committee meets NASDAQ regulatory requirements for financial literacy and that John J. Conefry, Jr. is an “audit committee financial expert,” as defined by Commission rules, and is financially sophisticated under NASDAQ requirements, we would like to remind our stockholders that we are not professionally engaged in the practice of auditing or accounting and are not technical experts in auditing or accounting.

The Company’s management is responsible for the preparation, presentation and integrity of the Company’s consolidated financial statements, including setting the accounting and financial reporting principles and designing the Company’s system of internal control over financial reporting and disclosure controls and procedures designed to ensure compliance with accounting standards, applicable laws and regulations.  The Company’s management is responsible for objectively reviewing and evaluating the adequacy, effectiveness and quality of the Company’s system of internal control.  The Company’s independent registered public accounting firm, Ernst & Young LLP (“Ernst & Young”), is responsible for performing an independent audit of the consolidated financial statements and expressing an opinion on the conformity of those financial statements with accounting principles generally accepted in the United States.  The independent registered public accounting firm is also responsible for expressing opinions on the effectiveness of the Company's internal control over financial reporting as well as management’s assessment thereof.  Although the Board is the ultimate authority for effective corporate governance, including oversight of the management of the Company, the Audit committee’s purpose is to assist the Board in fulfilling its responsibilities by overseeing these processes, as well as overseeing the qualifications and performance of the Company’s independent registered public accounting firm.

The Audit Committee has policies and procedures that require the pre-approval by the Audit Committee of all fees paid to, and all services performed by, the Company’s independent registered public accounting firm.  At the beginning of each year, the Audit Committee approves the proposed services, including the nature, type and scope of service contemplated and the related fees, to be rendered by the firm during the year.  In addition, Audit Committee pre-approval is also required for those engagements that may arise during the course of the year that are outside the scope of the initial services and fees approved by the Audit Committee.  For each category of proposed service, the independent accounting firm is required to confirm that the provision of such services does not impair their independence.  Pursuant to the Sarbanes-Oxley Act of 2002, the fees and services provided [as noted in the table below] were authorized and approved by the Audit Committee in compliance with the pre-approval policies and procedures described herein.

We reviewed and discussed the audited consolidated financial statements and related footnotes for the fiscal year ended June 27, 2010 with management and the independent registered public accounting firm.  Management represented to the Audit Committee that the Company’s consolidated financial statements were prepared in accordance with generally accepted accounting principles.  We also discussed with the independent registered public accounting firm the matters required to be discussed by Statement on Auditing Standards 61, as amended (communication with Audit Committees).  We received the written disclosures and the letter from the independent registered public accounting firm required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent registered public accounting firm’s communications with the Audit Committee concerning independence, and discussed with Ernst & Young their independence.  This review included a discussion with management and the independent registered public accounting firm of the quality (and not merely the acceptability) of the Company’s accounting principles, the reasonableness of significant estimates and judgments, and the disclosures in the Company’s Financial Statements, including the disclosures relating to critical accounting policies.

Based on the reports, discussions and reviews described in this report, we recommended to the Board of Directors that the audited consolidated financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended June 27, 2010, for filing with the Securities and Exchange Commission.  We also selected Ernst & Young as the independent registered public accounting firm for Fiscal 2011.  The Board is recommending that shareholders ratify that selection at the Annual Meeting.

Audit Committee

John J. Conefry, Jr. (Chairman)

Lawrence Calcano

Jeffrey C. Walker

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information with respect to beneficial ownership of the Company’s Class A common stock and Class B Common Stock, as of October 7, 2010, or as of the dates referenced below for (i) each person known by the Company to beneficially own more than 5% of each class; (ii) each Director; (iii) each Named Executive Officer; and (iv) all of the Company’s Directors and Executive Officers as a group.  Beneficial ownership is determined in accordance with the rules of the commission and includes voting or investment power with respect to the securities.  Unless otherwise indicated, the address for those listed below is c/o 1-800-FLOWERS.COM, Inc., One Old Country Road, Suite 500, Carle Place, NY 11514.  Except as indicated by footnote, and subject to applicable community property laws, the persons named in the table have sole voting and investment power with respect to all shares of Common Stock shown as beneficially owned by them.  The number of shares of Common Stock outstanding used in calculating the percentage for each listed person includes the shares of Common Stock underlying options held by such persons that are exercisable within 60 days of October 7, 2010, but excludes shares of Common Stock underlying options held by any other person.  Percentage of beneficial ownership is based on 27,044,358 shares of Class A Common Stock and 36,858,465 shares of Class B Common Stock outstanding as of October 7, 2010.

Shares                                             % of Shares
  Beneficially Owned                                                 Beneficially Owned
  A Shares        B Shares                                           A Shares       B Shares

Name
5% Stockholders:

Tocqueville Asset Management L.P. (1)                            2,567,600                      -                                                   9.5%                 -
Royce & Associates, LLC (2)                                               2,159,941                      -                                                   8.0%            -
U.S. Bancorp (3)                                                                      1,718,834                      -                                                  6.4%             -
Glenhill Advisors, LLC (4)                                                     1,637,500                      -                                                  6.1%                  -
Barclays Global Investors, NA (5)                                       1,489,648                      -                                                   5.5%             -
Eagle Boston Investment Management (6)                        1,431,011                      -                                                   5.3%             -

Directors, not including CEO and President:

Lawrence Calcano (7)                                                                45,000                         -                                                    0.2%            -
James Cannavino (8)                                                                  92,030                        -                                                    0.3%                  -
John J. Conefry, Jr. (9)                                                               68,700                         -                                                   0.3%                   -
Leonard J. Elmore (10)                                                               75,000                         -                                                    0.3%             -
Jan L. Murley (11)                                                                      15,000                         -                          0.1%                  -
Jeffrey C. Walker (12)                                                                88,000                         -                                   0.3%             -
Larry Zarin (13)                                                                           10,000                         -                                                      *                      -

Named Executive Officers:

James F. McCann (14)                                                           1,035,477           35,914,905                                                3.7%        97.4%
William E. Shea (15)                                                                  320,843                           -                                                 1.2%             -
Christopher G. McCann (16)                                                 2,029,228            2,903,178                                                 7.1%         7.9%
Gerard M. Gallagher (17)                                                           465,076                          -                                                  1.7%                 -
David Taiclet (18)                                                                       188,108                          -                                                  0.7%                 -
Timothy J. Hopkins                                                                      17,877                          -                                                  0.1%                 -

Directors and Executive Officers as
    a Group (15 persons) (19)                                                   4,636,988           36,765,545                                               15.1%      99.7%
_________________________
*	Indicates less than 0.1%.

(1)
This information is based on the Schedule 13G filed with the SEC by Tocqueville Asset Management on February 1, 2010 for shares held as of December 31, 2009.  The address of Tocqueville Asset Management L.P. is 40 West 57th Street, New York, New York 10019.

(2)
This information is based on the Schedule 13G Amendment No. 4 filed with the SEC by Royce & Associates, LLC on January 26, 2010 for shares held as of December 31, 2009.  The address of Royce & Associates, LLC is 1414 Avenue of the Americas, New York, New York 10019.  According to the filing, various accounts managed by Royce & Associates, LLC have the right to receive or the power to direct the receipt of dividends from or the proceeds from the sale of shares of the issuer and the interest of one account, Royce Opportunity Fund, an investment company registered under the Investment Company Act of 1940 and managed by Royce & Associates, LLC, amounted to 1,467,627 shares or 5.4% of the total shares outstanding.

(3)
This information is based on the Schedule 13G Amendment No. 1 filed with the SEC by U.S. Bancorp and FAF Advisors, Inc. on February 12, 2010 for shares held on December 31, 2009.  The reporting persons reported that they have sole voting power over 1,718,834 shares of Class A Common Stock, sole dispositive power over 1,701,366 shares of Class A Common Stock and shared dispositive power over 17,468 shares of Class A Common Stock.  According to the filing, U.S. Bancorp is a parent holding company and FAF Advisors, Inc. is an investment advisor.  The address of U.S. Bancorp and FAF Advisors, Inc. is 800 Nicollet Mall, Minneapolis, Minnesota 55402

(4)
This information is based on the Schedule 13G Amendment No. 2 filed with the SEC by Glenhill Advisors LLC, Glenn J. Krevlin, and Glenhill Capital Management, LLC on February 16, 2010 for shares held as of December 31, 2009.  The reporting persons reported that they have sole voting power and sole dispositive power over all of these shares of Class A Common Stock.  According to the filing, Glenn J. Krevlin is the managing member and control person of Glenhill Advisors, LLC; Glenhill Advisors, LLC is the managing member of Glenhill Capital Management, LLC.; Glenhill Capital Management, LLC is the general partner and investment advisor of Glenhill Capital LP, a security holder of the issuer, and sole shareholder of Glenhill Capital Overseas GP, Ltd.; and Glenhill Capital Overseas GP, Ltd. is general partner of Glenhill Capital Overseas Master Fund, LP, a security holder of the issuer.  The address of Glenhill Advisors LLC, Glenn J. Krevlin, and Glenhill Capital Management, LLC is 156 West 56th Street, 17th Floor, New York, New York 10019.

(5)
This information is based on the Schedule 13G filed with the SEC by Barclays Global Investors, NA and Barclays Global Fund Advisors on February 5, 2009 for shares held on December 31, 2008.  The reporting persons reported that they have sole voting power over 1,379,447 shares of Class A Common Stock with no shared voting power and sole dispositive power over 1,489,648 shares of Class A Common Stock.  The address of Barclays Global Investors, NA and Barclays Global Fund Advisors is 400 Howard Street, San Francisco, CA  94105.

(6)
This information is based on the Schedule 13G Amendment 6 filed with the SEC by Eagle Boston Investment Managment on January 7, 2010 for shares held on December 31, 2009.  The address of Eagle Boston Investment Management is 4 Liberty Square, Boston, MA 02109.

(7)
Includes 40,000 shares of Class A Common Stock that may be acquired within 60 days of October 7, 2010 through the exercise of stock options.  Mr. Calcano’s address is c/o 1-800-FLOWERS.COM, INC., One Old Country Road, Suite 500, Carle Place, NY 11514.

(8)
Includes 30,000 shares of Class A Common Stock that may be acquired within 60 days of October 7, 2010 through the exercise of stock options.  Mr. Cannavino’s address is c/o Direct Insite Corporation, 80 Orville Drive, Bohemia, NY 11716.

(9)
Includes 55,000 shares of Class A Common Stock that may be acquired within 60 days of October 7, 2010 through the exercise of stock options.  Mr. Conefry’s address is c/o Astoria Federal Savings, One Astoria Federal Plaza, Lake Success, New York 11042.

(10)
Includes 75,000 shares of Class A Common Stock that may be acquired within 60 days of October 7, 2010 through the exercise of stock options.  Mr. Elmore’s address is c/o 1-800-FLOWERS.COM, INC., One Old Country Road, Suite 500, Carle Place, NY 11514.

(11)
 Includes 10,000 shares of Class A Common Stock that may be acquired within 60 days of October 7, 2010 through the exercise of stock options.  Ms. Jan Murley’s address is c/o 1-800-FLOWERS.COM, INC., One Old Country Road, Suite 500, Carle Place, NY 11514.

(12)
Includes 20,000 shares of Class A Common Stock that may be acquired within 60 days of October 7, 2010 through the exercise of stock options.  Mr. Walker’s address is c/o 1-800-FLOWERS.COM, INC., One Old Country Road, Suite 500, Carle Place, NY 11514.

(13)
Includes 10,000 shares of Class A Common Stock that may be acquired within 60 days of October 7, 2010 through the exercise of stock options.  Mr. Zarin’s address is c/o Express Scripts, One Express Way, St. Louis, MO 63121.

(14)
Includes (a)  856,686 shares of Class A Common Stock that may be acquired within 60 days of October 7, 2010 through the exercise of stock options, (b) 5,875,000 shares of Class B Common Stock held by limited partnerships, of which Mr. J. McCann is a limited partner and does not exercise control and of which he disclaims beneficial ownership, (c) 52,548 shares of Class B Common Stock held by The McCann Charitable Foundation, Inc., of which Mr. J. McCann is a Director and the President; and (d) 29,987,357 shares of Class B Common Stock held by five Grantor Retained Annuity Trusts of which Mr. J. McCann is the Trustee.

(15)	Includes 290,248 shares of Class A Common Stock that may be acquired within 60 days of October 7, 2010 through the exercise of stock options.

(16)
Includes (a) 1,723,767 shares of Class A Common Stock that may be acquired within 60 days of October 7, 2010 through the exercise of stock options, (b) 2,000,000 shares of Class B Common Stock held by a limited partnership, of which Mr. C. McCann is a general partner and exercises control, and (c) 52,548 shares of Class B Common Stock held by The McCann Charitable Foundation, Inc., of which Mr. C. McCann is a Director and Treasurer.

(17)	Includes 395,712 shares of Class A Common Stock that may be acquired within 60 days of October 7, 2010 through the exercise of stock options.

(18)	Includes 58,721 shares of Class A Common Stock that may be acquired within 60 days of October 7, 2010 through the exercise of stock options.

(19)	Includes 4,636,988 shares of Class A Common stock that may be acquired within 60 days of October 7, 2010 through the exercise of stock options.

Certain Business Relationships with Directors and Officers

The Company has a policy providing that all material transactions between it and one or more of its Directors, Executive Officers, nominees for Director or a member of their immediate families must be approved either by a majority of the disinterested members of the Board or by the stockholders of the Company.

While the policy is not in writing, the Company's legal and finance staff is primarily responsible for the development and implementation of processes and controls to obtain information from the directors and executive officers with respect to related person transactions and for then determining, based on the facts and circumstances, whether the Company or a related person has a direct or indirect material interest in the transaction. This includes inquiries of its Directors and Officers, as well as a questionnaire that Directors and Officers are required to complete periodically. In determining whether to approve or ratify a related party transaction, the disinterested members of the Board will consider the relevant facts and circumstances, which may include the relationship of the individual with the Company, the materiality of the transaction to the Company and the individual, and the business purpose and reasonableness of the transaction.  As required under SEC rules, transactions that are determined to be directly or indirectly material to the Company or a related person, are disclosed in the Company's proxy statement. The Company considers individual transactions, or any series of transactions which, in the aggregate exceed $120,000, to be material and requiring of disclosure.

Below are the transactions that occurred during Fiscal 2010 in which, to the Company’s knowledge, the Company was or is a party, in which the amount involved exceeded $120,000, and in which any Director, Director nominee, Executive Officer, holder of more than 5% of the Common Stock or any member of the immediate family of any of the foregoing persons had or will have a direct or indirect material interest.

For Fiscal 2010, the Company entered into an agreement with Julie Mulligan, the sister of Directors and Executive Officers, James F. McCann and Christopher G. McCann, pursuant to which Ms. Mulligan was employed as a Personality Expert Designer.  The agreement was unanimously approved by the Independent Directors of the Board.  Ms. Mulligan’s compensation for Fiscal 2010 was $271,000, consisting of $150,000 in base salary, $121,000 in earned floral sales commissions for sales of products designed by Ms. Mulligan for the Company and 4,000 restricted shares of the Company.  In consideration for the floral sales commissions paid to Ms. Mulligan described above, Ms. Mulligan was not eligible to receive any  bonus under the Company’s annual incentive plan (“Sharing Success Program”).

 Gerard M. Gallagher, our General Counsel, Senior Vice President of Business Affairs and Corporate Secretary, is the founder and managing partner in the law firm of Gallagher, Walker, Bianco & Plastaras, LLP based in Mineola, New York.  Compensation for Mr. Gallagher’s services are paid to the law firm.  The Company, with the approval of the Board, also pays the law firm fees for services rendered by other members of the firm on the Company’s behalf.

The section titled “Summary Compensation Table” sets forth the compensation paid in Fiscal 2010 by the Company to the firm for services provided by Mr. Gallagher.  For legal services provided by the other members of the firm the Company paid $419,529 in fees and $24,088 in disbursements.  The Company believes that collectively these fees and disbursements are fair and reasonable.

David Taiclet, our President of Gourmet Food & Gift Baskets business segment, has less than a 15% ownership interest in Dynamic Confections, Inc. (“Dynamic”).  In Fiscal 2010, certain of the Company’s subsidiaries purchased $266,619 worth of candy goods from the subsidiaries of Dynamic.  Mr. Taiclet, together with his wife, also has a 7.3 % beneficial ownership interest in OLB, LLC (“OLB”), which entity leases 19 retail locations to Fannie May Confections, Inc.  In Fiscal 2010, the lease payments to OLB totaled $1,195,505.  Both of Mr. Taiclet's interests predate the Company’s 2006 acquisition of Fannie May Confections Brands, Inc., were disclosed to the Company prior to the closing on that acquisition and such ongoing relationships were approved by the Board of Directors.

PROPOSAL 2

RATIFICATION OF INDEPENDENT REGISTERED
PUBLIC ACCOUNTING FIRM

Upon the recommendation of the Audit Committee, the Board of Directors has appointed Ernst & Young LLP to serve as the Company’s independent registered public accounting firm for the fiscal year ending July 3, 2011, and the Board is asking stockholders to ratify such selection at the Annual Meeting.  The stockholders’ ratification of the appointment of Ernst & Young LLP will not impact the Audit Committee’s responsibility pursuant to its charter, to appoint, replace and discharge the independent auditors.  In the event the stockholders fail to ratify this selection, the matter of the selection of independent auditors will be reconsidered by the Board of Directors.

Fees Paid to Ernst & Young LLP

The following table shows the fees that the Company paid or accrued for audit and other services provided by Ernst & Young LLP for Fiscal 2010 and Fiscal 2009, all of which were approved by the Audit committee.

	2010	2009

Audit Fees	$501,000	$599,000
Audit-Related Fees	133,500	119,000
Tax Fees	50,000	58,200
All Other Fees	-	-
Total	$684,500	$776,200

Audit Fees.  Fees for audit services include fees associated with the annual audit, including the Company’s annual report on Form 10-K, consents and reviews of the Company’s quarterly reports on Form 10-Q.  These fees also include the audit of management’s assessment of internal control over financial reporting as required by Section 404 of the Sarbanes-Oxley Act of 2002.

Audit-Related Fees.  Fees for audit-related services include audits and assurance services related to the Company’s benefit plans and separate financial statements for its franchise operations, as well as due diligence services in connection with acquisitions.

Tax Fees.  Fees for tax service include tax compliance, tax advice and tax planning.

All Other Fees.  Consists of other fees not reported in the above categories.

Audit Committee Pre-Approval Policies and Procedures.  The Audit Committee pre-approves all audit, audit-related and non-audit services (including tax services) provided by the independent registered public accounting firm.  Pre-approval is generally provided for up to one year, and any pre-approval is detailed as to the particular service.  The independent registered public accounting firm and the Company’s management are required to periodically report to the Audit Committee regarding the extent of services provided by the independent registered public accounting firm in accordance with this pre-approval, including fees for the services performed to date.  In addition, the Audit Committee also may pre-approve particular services on a case-by-case basis, as required.

The affirmative vote of a majority of the Company’s outstanding Common Stock present in person or by proxy is required to ratify the appointment of the independent registered accounting firm.  Unless otherwise instructed, the proxy holders will vote the proxies received by them “FOR” the ratification of Ernst & Young LLP as the Company’s independent registered public accounting firm for Fiscal Year 2011.  A representative of Ernst & Young LLP will attend the Annual Meeting with the opportunity to make a statement if he or she so desires and will also be available to answer inquiries.

THE BOARD RECOMMENDS A VOTE FOR THE RATIFICATION
AND APPROVAL OF THE SELECTION OF ERNST & YOUNG LLP TO
SERVE AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING
FIRM FOR FISCAL 2011.

OTHER MATTERS

The Board of Directors does not intend to bring any other business before the Annual Meeting, and so far as is known to the Board, no matters are to be presented for action at the Annual Meeting other than those set forth above.  If any other matters properly come before the Annual Meeting, the persons named in the enclosed form of proxy will vote the shares represented by proxies in their discretion on such matters.

STOCKHOLDER PROPOSALS FOR THE 2011 ANNUAL MEETING

Shareholders who, in accordance with Commission Rule 14a-8 wish to present proposals for inclusion in the proxy materials to be distributed in connection with next year’s Annual Meeting Proxy Statement must submit their proposals so that they are received at the Company’s principal executive offices no later than the close of business on June 24, 2011.  As the rules of the Commission make clear, simply submitting a proposal does not guarantee that it will be included.

In accordance with our Bylaws, in order to be properly brought before the 2011 Annual Meeting, a shareholder’s notice of the matter the shareholder wishes to present, or the person or persons the shareholder wishes to nominate as a director, must be delivered to the secretary of the Company at its principal executive offices not later than the close of business on the 90th day, nor earlier than the close of business on the 120th day, prior to the first anniversary date of the 2010 Annual Meeting date.  As a result, any notice given a shareholder pursuant to these provisions of our Bylaws (and not pursuant to the Commission’s Rule 14a-8) must be received no earlier than August 4, 2011 and no later than September 3, 2011.  If, however, our 2010 Annual Meeting date is advanced by more than 30 days before, or delayed more than 70 days after, the one year anniversary of the 2011 Annual Meeting date, then proposals must be received no earlier than the close of business on the 120th day prior to the 2011 Annual Meeting and not later than the close of business on the later of the 90th day before the 2011 Annual Meeting or the 10th day following the date on which the 2011 Annual Meeting date is publicly announced.

To be in proper form, a shareholder’s notice must include the specified information concerning the proposal or nominee as described in our Bylaws.  A shareholder who wishes to submit a proposal or nomination is encouraged to seek independent counsel about our Bylaws and Commission requirements.  The Company will not consider any proposal or nomination that does not meet the Bylaws requirements and the Commission’s requirements for submitting a proposal or nomination.  Notices of intention to present proposals at the 2010 Annual Meeting should be addressed to Corporate Secretary, 1-800-FLOWERS.COM, Inc., One Old Country Road, Suite 500, Carle Place, New York 11514.  The Company reserves the right to reject, rule out of order, or take other appropriate action with respect to any proposal that does not comply with these and other applicable requirements.

SOLICITATION OF PROXIES

Proxies are being solicited by the Board of Directors of the Company.  Proxies may be solicited by officers, Directors and regular supervisory and executive employees of the Company, none of whom will receive any additional compensation for their services.  Such solicitations may be made personally or by mail, facsimile, telephone, telegraph, messenger, or via the Internet.  The Company may pay persons holding shares of Common Stock in their names or in the names of nominees, but not owning such shares beneficially, such as brokerage houses, banks and other fiduciaries, for expenses of forwarding solicitation materials to their principals.  All of the costs of solicitation will be paid by the Company.

ANNUAL REPORT ON FORM 10-K

The Company will provide without charge to each beneficial holder of its Common Stock on the Record Date who did not receive a copy of the Company’s Annual Report for the fiscal year ended June 27, 2010, on the written request of such person, a copy of the Company’s Annual Report on Form 10-K as filed with the Commission.  Any such request should be made in writing to the Secretary of the Company at the address set forth on the first page of this Proxy Statement.

      By order of the Board of Directors

      /s/ James F. McCann
                          ___________________________________
                             James F. McCann
                          Chairman of the Board and Chief Executive Officer

Carle Place, New York
October 22, 2010

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1-800-FLOWERS.COM, INC.
ONE OLD COUNTRY ROAD
CARLE PLACE, NY 11514

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                   THIS    PROXY CARD    IS  VALID   ONLY             AND RETURN THIS PORTION ONLY
WHEN   SIGNED   AND    DATED.

For  Withhold  For All
All  All  Except

0       0         0
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individual   nominee(s),  mark     “For  All
Except” and write  the  number(s) of  the
nominee(s) on the  line   below.

___________________________________

The Board of Directors recommends that you vote FOR the following:

1.  Election of Directors
Nominees

01  John J. Conefry                                                                   02  Leonard J. Elmore

The Board of Directors recommends you vote FOR the following proposal(s):                                                                   For  Against  Abstain

2
RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM Proposal to ratify the appointment of Ernst & Young LLP as the Company's independent registered public accounting firm for the fiscal year ending June 27, 2010 as described in the Proxy Statement.                                        0     0    0

    NOTE: Such other business as may properly come before the meeting or any adjournment thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

Signature [PLEASE  SIGN WITHIN BOX]

Date

Signature  (Joint  Owners)

Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice & Proxy Statement, Form 10-K is/are available at  www.proxyvote.com .

1-800-FLOWERS.COM, INC.
Annual Meeting of Stockholders
December 2, 2010 9:00 AM
This proxy is solicited by the Board of Directors

The undersigned stockholder of 1-800-FLOWERS.COM, INC. hereby appoints Gerard M. Gallagher, Corporate Secretary, with full power of substitution, as proxy to vote the shares of stock, in accordance with the undersigned's specifications, which the undersigned could vote if personally present at the Annual Meeting of Stockholders of 1-800-FLOWERS.COM, INC. to be held at One Old Country Road, Carle Place, New York
11514, Fourth Floor Conference Room (the "Meeting Place"), on Thursday, December 2, 2010 at 9:00 a.m. eastern standard time or any adjournment thereof.

UNLESS OTHERWISE SPECIFIED, THIS PROXY WILL BE VOTED "FOR" THE ELECTION OF THE PERSONS NOMINATED BY THE BOARD OF DIRECTORS AS DIRECTORS, "FOR" RATIFICATION OF ERNST & YOUNG LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING JULY 3, 2011, AND IN ACCORDANCE WITH THE DISCRETION OF THE PROXY AS TO OTHER MATTERS WHICH PROPERLY COME BEFORE THE ANNUAL MEETING.

All of the proposals set forth are proposals of the Company. None of the proposals is related to or conditioned upon approval of any other proposal.

Continued and to be signed on reverse side